Exhibit 4.4


                          SALE AND SERVICING AGREEMENT



                                      Among



                    AIG CREDIT PREMIUM FINANCE MASTER TRUST,

                                     ISSUER,

                        A.I. RECEIVABLES TRANSFER CORP.,
                                   AS SELLER,

                         A.I. CREDIT CORP., AICCO, INC.,
                        IMPERIAL PREMIUM FINANCE, INC., A
             DELAWARE CORPORATION, IMPERIAL PREMIUM FINANCE, INC., A
           CALIFORNIA CORPORATION AND IMPERIAL PREMIUM FUNDING, INC.,
                                   AS SERVICER

                         BANK ONE, NATIONAL ASSOCIATION,
                              AS INDENTURE TRUSTEE

                       -----------------------------------



                          DATED AS OF NOVEMBER 8, 1999

                                TABLE OF CONTENTS
                                                                                                      PAGE
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ARTICLE I             DEFINITIONS.......................................................................1

         Section 1.01.     Definitions..................................................................1
         Section 1.02.     Other Definitional Provisions................................................8

ARTICLE II            CONVEYANCE OF RECEIVABLES AND TRANSFEROR CERTIFICATE.............................10

         Section 2.01.     Conveyance of Receivables...................................................10
         Section 2.02.     Termination of Sale of Originator Receivables Upon the
                           Occurrence of Certain Events................................................12
         Section 2.03.     Representations and Warranties of the Seller................................12
         Section 2.04.     Representations and Warranties of the Seller Relating to the
                           Agreement and the Receivables and the Transferor
                           Certificate.................................................................14
         Section 2.05.     Covenants of the Seller.....................................................21
         Section 2.06.     Addition of  Receivables....................................................23
         Section 2.07.     Removal of Receivables......................................................24

ARTICLE III           ADMINISTRATION AND SERVICING OF TRUST ASSETS.....................................26

         Section 3.01.     Acceptance of Appointment and Other Matters Relating to the Servicer........26
         Section 3.02.     Servicing Compensation......................................................29
         Section 3.03.     Representations and Warranties of the Servicer..............................29
         Section 3.04.     Reports and Records for the Indenture Trustee...............................32
         Section 3.05.     Annual Servicer's Certificate...............................................33
         Section 3.06.     Annual Independent Accountants' Servicing Report............................33
         Section 3.07.     [RESERVED]..................................................................34
         Section 3.08.     Notices to the Seller.......................................................34
         Section 3.09.     Reports to the Commission...................................................34

ARTICLE IV            RIGHTS OF NOTEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS..............34

         Section 4.01.     [RESERVED]..................................................................34
         Section 4.02.     Establishment of Accounts...................................................34
         Section 4.03.     Collections and Allocations.................................................35

ARTICLE V             [RESERVED].......................................................................37


ARTICLE VI            THE NOTES........................................................................37

         Section 6.01.     Appointment of Paying Agent.................................................37
         Section 6.02.     Meetings of Noteholders.....................................................37

ARTICLE VII           OTHER MATTERS RELATING TO THE SELLER.............................................38

         Section 7.01.     Liability of the Seller.....................................................38
         Section 7.02.     Merger or Consolidation of, or Assumption of the
                           Obligations of the Seller...................................................38


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         Section 7.03.     Limitation on Liability.....................................................39
         Section 7.04.     [RESERVED]..................................................................39
         Section 7.05.     Indemnification of the Trust, the Owner Trustee
                           and the Indenture Trustee by the Seller.....................................39
         Section 7.06.     Other Rights and Obligations of the Seller..................................40

ARTICLE VIII          OTHER MATTERS RELATING TO THE SERVICER...........................................40

         Section 8.01.     Liability of the Servicer...................................................40
         Section 8.02.     Merger or Consolidation of, or Assumption of the
                           Obligations of, the Servicer................................................41
         Section 8.03.     Limitation on Liability of the Servicer and Others..........................41
         Section 8.04.     Servicer Indemnification of the Trust, the Owner Trustee
                           and the Indenture Trustee...................................................42
         Section 8.05.     Servicer Not to Resign......................................................43
         Section 8.06.     Access to Certain Documentation and Information
                           Regarding the Trust Assets..................................................43
         Section 8.07.     Transfer of Duties..........................................................44
         Section 8.08.     Servicer to Pay Rating Agency Fees..........................................44

ARTICLE IX            [RESERVED].......................................................................44


ARTICLE X             SERVICER DEFAULTS................................................................44

         Section 10.01.    Servicer Defaults...........................................................44
         Section 10.02.    Indenture Trustee to Act; Appointment of Successor..........................47
         Section 10.03.    Notification to Noteholders.................................................49
         Section 10.04.    Waiver of Past Defaults.....................................................49

ARTICLE XI            ADDITIONAL OBLIGATION OF THE  SERVICER WITH RESPECT TO THE TRUSTEE...............50

         Section 11.01.    The Servicer to Pay Indenture Trustee's Fees and Expenses...................50
         Section 11.02.    Successor Indenture Trustee.................................................50
         Section 11.03.    Tax Returns.................................................................51
         Section 11.04.    Final Payment with Respect to Any Series....................................51

ARTICLE XII           [RESERVED].......................................................................52


ARTICLE XIII          MISCELLANEOUS PROVISIONS.........................................................53

         Section 13.01.    Amendment...................................................................53
         Section 13.02.    Protection of Right, Title and Interest to Trust............................54
         Section 13.03.    [RESERVED]..................................................................55
         Section 13.04.    Governing Law...............................................................55
         Section 13.05.    Notices.....................................................................55
         Section 13.06.    Severability of Provisions..................................................55
         Section 13.07.    Assignment..................................................................56
         Section 13.08.    Waiver of Trial by Jury.....................................................56


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                                TABLE OF CONTENTS
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         Section 13.09.    Further Assurances..........................................................56
         Section 13.10.    No Waiver; Cumulative Remedies..............................................56
         Section 13.11.    Counterparts................................................................56
         Section 13.12.    Third-Party Beneficiaries...................................................56
         Section 13.13.    Actions by Noteholders......................................................56
         Section 13.14.    Rule 144A Information.......................................................57
         Section 13.15.    No Bankruptcy Petition Against the Trust....................................57
         Section 13.16.    Limitation on Liability.....................................................57
         Section 13.17.    Merger and Integration......................................................58
         Section 13.18.    Headings....................................................................58


EXHIBITS

         Exhibit A         [RESERVED]..................................................................A-1
         Exhibit B         Form of Confirmation of Assignment
                           of Additional Receivables...................................................B-1
         Exhibit C         Form of Monthly Servicer Report.............................................C-1
         Exhibit D         Form of Annual Servicer's Certificate.......................................D-1
         Exhibit E         Form of Reassignment of Receivables.........................................E-1
         Exhibit F         AIG Support Agreement
         Exhibit G         AIG Letter Agreement

         Schedule I        List of Receivables.........................................................I-1


         SALE AND SERVICING AGREEMENT dated as of November 8, 1999 (the "Agreement") by and among AIG Credit Premium Finance Master Trust, a Delaware business trust, as issuer (the "Issuer" or "Trust"), A.I. Receivables Transfer Corp., a Delaware corporation, as seller (the "Seller"), Bank One, National Association, as trustee (the "Indenture Trustee") and A.I. Credit Corp., a New Hampshire corporation ("AIC"), AICCO, Inc., a California corporation ("AICCO"), Imperial Premium Finance, Inc., a Delaware corporation ("IP Finance I"), Imperial Premium Finance, Inc., a California corporation ("IP Finance II") and Imperial Premium Funding, Inc., a Delaware corporation ("IP Funding", and together with each of AIC, AICCO, IP Finance I and IP Finance II, each separately and collectively, the "Servicer").

         WHEREAS, the Issuer desires to purchase from time to time Originator Receivables related to Premium Finance Obligations from the Seller;

         WHEREAS, the Seller, as purchaser, is entering into a Receivable Purchase Agreement dated as of November 8, 1999 (the "Purchase Agreement") among the Seller and the Originators providing for the purchase of Originator Receivables from time to time by the Seller from the Originators and the Seller is willing to sell and transfer such Originator Receivables to the Issuer;

         WHEREAS, the Seller, as purchaser, is entering into a Transferor Certificate Purchase Agreement dated as of November 8, 1999 (the "Transferor Certificate Purchase Agreement") between the Seller and A.I. Receivables, Corp., a Delaware corporation ("AIR"), providing for the purchase of the Transferor Certificate (representing an undivided interest in Underlying Receivables) from AIR and the Seller is willing to sell and transfer such Transferor Certificate to the Issuer; and

         WHEREAS, the Servicer is willing to service all such Receivables.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Base Indenture and the Series Supplement for each Series.

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Additional Receivables" has the meaning specified in subsection
2.06(a).

         "Aggregate Investor Interests" means, as of any date of determination, the sum of the Investor Interests of all Series of Notes issued and outstanding on such date of determination.

         "Agreement" means this Sale and Servicing Agreement and all amendments hereof and supplements hereto.

         "AIC" has the meaning specified in the introductory paragraph to this Agreement.

         "AICCO" has the meaning specified in the introductory paragraph to this Agreement.

         "AIG" means American International Group, Inc., a Delaware corporation.

         "AIG Support Agreement" means the support agreement between AIG, ART, AIC, AICCO, IP Finance I, IP Finance II and IP Funding dated as of November 8, 1999, substantially in the form of Exhibit F to this Agreement, together with the letter agreement between AIG and the Indenture Trustee dated as of November 8, 1999, substantially in the form of Exhibit G to this Agreement.

         "AIR" means A.I. Receivables Corp., a Delaware corporation.

         "AIR Trust" means AIC Premium Finance Loan Master Trust created pursuant to the Pooling and Servicing Agreement.

         "AIR Trust Provisions" means all rights to Collections on, all ownership or security interests in, and all other encumbrances of the Underlying Receivables pursuant to the Pooling and Servicing Agreement.

         "ART" means A.I. Receivables Transfer Corp., a Delaware corporation.

         "Assignment" has the meaning specified in subsection 2.06(d)(ii).

         "Base Indenture" means the Base Indenture dated as of the date hereof between the Trust and the Indenture Trustee.

         "Credit Adjustment" has the meaning specified in subsection 4.03(d).

         "Eligible Receivable" shall mean, with respect to Receivables conveyed to Trust on the Initial Closing Date, as of the Cut-Off Date, or, if any such Receivable is originated after the Cut-Off Date and prior to the Initial Closing Date, as of the date of origination thereof, and with respect to any Additional Receivable, as of the relevant Addition Date, each Receivable:

         (a) which has arisen from (i) a Loan, which has either been funded or will be funded within 30 days of its transfer to the Trust, made to an Insured that used the proceeds of such Loan to pay premiums on property or casualty insurance policies, governed by the law of any State of the United States, Puerto Rico or the District of Columbia or (ii) a Deferred Payment Obligation which has either been funded or will be funded within 30 days, governed by the law of any State of the United States, Puerto Rico or the District of Columbia;

         (b) which has arisen from a Loan or Deferred Payment Obligation, having a stated maturity, that complies in all material respects with all Requirements of Law applicable to the applicable Originator, any applicable Third Party Originator, the Servicer, the Seller and the Issuer and which, at the time of transfer of such Receivable to the Trust, complies in all material respects with all Requirements of Law applicable to the Originators, any applicable Third Party Originator, the Servicer, the Seller and the Issuer;

         (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Originators and any Third Party Originator of the Premium Finance Obligation relating to such Receivable, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of such Receivable to the Trust;

         (d) which, at the time of transfer of such Receivable to the Trust, represents a beneficial interest in a Loan or interest in a Deferred Payment Obligation that has been originated in accordance with the Guidelines and that has not been waived or modified except for waivers or modifications that were made by the Servicer in accordance with the Guidelines;

         (e) with respect to Loans, as to which the related Loan is not subject to any right of rescission, setoff, counterclaim, defense arising out of violations of usury laws or any other defenses of any Insured at the time of the transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles;

         (f) as to which all obligations of the Originators and any Third Party Originator, the Servicer and the Seller with respect to such Receivable required to be fulfilled pursuant to the related Premium Finance Loan Agreement or Premium Finance Assignment Agreement and this Agreement, are satisfied;

         (g) as to which, at the time of transfer of such Receivable to the Trust, none of the Originators, any Third Party Originator, the Servicer or the Seller has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the Noteholders therein;

         (h) with respect to which, in the case of Additional Receivables only, the Insured under the related Premium Finance Obligation is not the direct Insured under any Defaulted Obligation (other than a Defaulted Obligation resulting solely from an event of bankruptcy of an entity other than such direct Insured);

         (i) which, in the case of Additional Receivables only, does not relate to a Defaulted Obligation or a Premium Finance Obligation which is overdue;

         (j) as to which the related Premium Finance Obligation and all amounts due thereon are denominated and payable only in United States dollars;

         (k) with respect to Loans, as to which the related Premium Finance Loan Agreement provides the related Originator or the Third Party Originator, and its licensed transferees, a limited power of attorney allowing it to cancel the related insurance policy, if cancelable, in accordance with state law upon non-payment of a Loan installment under such Premium Finance Loan Agreement by the Insured thereunder;

         (l) with respect to Loans, as to which the related Premium Finance Loan Agreement allows the related Originator or the Third Party Originator, and its licensed transferees, to direct the insurance company to pay to such party any Unearned Premium under the related insurance policy calculated as of the time of cancellation of the related insurance policy, if such insurance policy is cancelable(in which event such insurance company shall, except as provided under applicable law, have a legal, valid and binding obligation to remit such Unearned Premium to such Originator or Third-Party Originator or its licensed transferee); and with respect to Deferred Payment Obligations, as to which the related Premium Finance Assignment Agreement or other related agreement provides that upon cancellation of a material amount of related insurance policies the related Originator or Third Party Originator or a licensed transferee may recover from the related insurer or a third party an amount established pursuant to the Guidelines that is comparable to the amount of Unearned Premium that would be owing in respect of Loans with an outstanding principal balance comparable to the unamortized purchase price of such related policies; and

         (m) which has a stated maturity of less than or equal to 60 months from its date of transfer to the Trust.

         "Eligible Servicer" means an entity succeeding AIC, AICCO, IP Finance I, IP Finance II and IP Funding or any of their Affiliates or the Indenture Trustee (none of which need meet the requirements set forth below to act as Servicer) as acting or Successor Servicer pursuant to Section 10.02) which, at the time of its appointment as Servicer hereunder, (a) is servicing a portfolio of insurance premium finance receivables or other receivables comparable to the Receivables, (b) is legally qualified and has the capacity and all licenses required to service the Receivables, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Receivables or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Indenture Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $25,000,000 as of the end of its most recent fiscal quarter.

         "Enhancement Provider" means, with respect to any Series, the Person, if any, designated as such in the related Series Supplement.

         "Excess Receivables Amount" has the meaning, with respect to any Series, specified in the related Series Supplement.

         "Financing Statement" has the meaning specified in subsection 2.01(b).

         "Increase" has the meaning stated in any Series Supplement.

         "Ineligible Receivable" means a Receivable designated for removal pursuant to subsection 2.04(e) or for which a payment is required under subsection 2.04(f) due to a breach of a Specified Representation.

         "Initial Investor Interests" has the meaning specified in the related Series Supplement.

         "Investor Interest" has, with respect to any Series of Notes, the meaning stated in the related Series Supplement.

         "Investor Percentage" has, with respect to Principal Receivables and Finance Charge Receivables and any Series of Notes, the meaning stated in the related Series Supplement.

         "Investor Servicing Fee" has, with respect to each Series, the meaning specified in Section 3.02 and the related Series Supplement.

         "IP Finance I" has the meaning stated in the introductory paragraph hereof.

         "IP Finance II" has the meaning stated in the introductory paragraph hereof.

         "IP Funding" has the meaning stated in the introductory paragraph hereof.

         "Issuer Servicer Fee" has the meaning specified in Section 3.02.

         "Minimum Trust Interest" has the meaning specified in the related Series Supplement.

         "Monthly Servicer Report" means a report substantially in the form attached as Exhibit C to this Agreement or in such other form as shall be agreed between the Servicer and the Indenture Trustee; provided, however, that no such other agreed form shall serve to exclude information required by this Agreement, the Base Indenture or any Series Supplement, unless it is inapplicable to a Series.

         "Noteholder" means the holder of record of a Note.

         "Notice Date" has the meaning specified in subsection 2.06(d)(i).

         "Officer's Certificate" means a certificate signed by any Vice President or more senior officer of the Seller or the Servicer, as the case may be, and delivered to the Indenture Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Indenture Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

         "Originator Receivable" means a Receivable transferred to the Seller pursuant to the Purchase Agreement. "Owner Trustee" means Chase Manhattan Bank Delaware.

         "Payment Date" means, with respect to each Series, the dates specified in the related Series Supplement.

         "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of April 14, 1998, among AIR, as Transferor, AIC and AICCO, as Original Transferors and Servicers and Bank One, National Association (formerly known as The First National Bank of Chicago), as trustee.

         "Purchase Agreement" has the meaning specified in the introductory clauses hereto.

         "Reaffirmation Date" means (i) each Addition Date and (ii) the date of any Increase in any Class of any Series of Notes.

         "Reassignment" has the meaning specified in subsection 2.07(b)(ii).

         "Reassignment Date" has the meaning specified in subsection 2.04(g).

         "Required Time" means, with respect to any breach of representation or warranty, the earlier of:

                  (i) the 60th day (or such later day, not to exceed the 120th day, as may be agreed by the Indenture Trustee in its sole discretion) from the earlier to occur of (A) the discovery of such breach and the related Requisite Effect by the Seller or (B) receipt by the Seller of written notice of such breach and effect given by the Indenture Trustee, and

                  (ii) if such breach of a representation or warranty relates to
         Section 2.01(b), 2.04(a)(ii), 2.04(b)(viii) or 2.04(c), the date on which a Pay Out Event shall occur for any Series as a result of such breach.

         "Requisite Effect" means any of the following:

                  (i) with respect to any breach of representation or warranty, an affected Receivable becomes a Defaulted Receivable as a result of such breach,

                  (ii) with respect to any breach of a representation or warranty set forth in Section 2.01(b), 2.04(a)(ii), 2.04(b)(viii) or 2.04(c), the interest of the Indenture Trustee in affected Trust Assets shall not be a first priority perfected security interest, or

                  (iii) with respect to any breach of a representation or warranty set forth in 2.03(e), 2.03(h), 2.03(i) or 2.04(b)(v),
         2.04(b)(vi), 2.04(c)(i), 2.04(c)(ii), such breach has a material adverse effect on the interests of Noteholders.

         "Seller" means A.I. Receivables Transfer Corp., and any successor or assignee thereof permitted under Section 7.02.

         "Series" means any series of Notes, which may include within any such Series multiple Classes of Notes one or more of which may be subordinate to another such Class or Classes of Notes.

         "Series Supplement" means, a supplement to the Base Indenture, executed in conjunction with the issuance of a Series of Notes.

         "Servicer Default" has the meaning specified in Section 10.01.

         "Servicer's Compliance Certificate" has the meaning specified in
Section 3.06.

         "Servicing Fee" has the meaning specified in Section 3.02.

         "Specified Representation" means a representation or warranty set forth in any of the following subsections: 2.01(b), 2.03(e), 2.03(h), 2.03(i), 2.04(a), 2.04(b), or 2.04(c).

         "Successor Servicer" has the meaning specified in subsection 10.02(a).

         "Termination Notice" has, with respect to any Series, the meaning specified in subsection 10.01(d).

         "Third Party Originator" means an originator other than AIC, AICCO, IP Finance I, IP Finance II or IP Funding that has originated a Premium Finance Obligation to an Insured in the United States, Puerto Rico or the District of Columbia in accordance with the Guidelines, which Premium Finance Obligation is subsequently purchased by AIC, AICCO, IP Finance I, IP Finance II or IP Funding and sold to the Seller for transfer to the Trust.

         "Transferor Certificate Purchase Agreement" has the meaning specified in the introductory clauses hereto.

         "Trust Assets" has the meaning specified in Section 2.01.

         "Trust Interest" means, on any date of determination, the aggregate amount of Principal Receivables then in the Trust and as adjusted pursuant to subsection 4.03(d) and the principal amount on deposit in any Principal Funding Account (as defined in any Series Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day, minus the aggregate Enhancement Invested Amounts, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Investor Interest, if any, for each Series outstanding at the end of such day.

         "Trust Servicing Fee" has the meaning specified in Section 3.02.

         "Underlying Receivable" means a Receivable transferred to the AIR Trust pursuant to the Pooling and Servicing Agreement and indirectly transferred to the Seller pursuant to the Transferor Certificate Purchase Agreement.

         Section 1.02. Other Definitional Provisions.

         (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

         (c) The agreements, representations and warranties of ART in this Agreement in its capacity as Seller and of each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding as Servicer shall be deemed to be the agreements, representations and warranties of each of ART, AICCO, IP Finance I, IP Finance II and IP Funding solely in each such capacity for so long as each of ART, AIC, AICCO, IP Finance I, IP Finance II and IP Funding acts in each such capacity under this Agreement; provided, however, that the agreements, representations and warranties made by ART with respect to the Receivables shall survive ART's replacement as Seller; provided further, that notwithstanding the above, each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding shall remain liable for claims arising for breach of such agreements, representation and warranties that arise from events that occurred while it was acting in such capacity under this Agreement.

         (d) Unless the context otherwise requires, if more than one Person is acting as Servicer under this Agreement, the agreements, representations and warranties of the Servicer in this Agreement shall be deemed to be the joint and several agreements, representations and warranties of such Persons for so long as such Persons act in such capacity under this Agreement; provided, that notwithstanding the above, each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding shall remain liable for claims arising for breach of such agreements, representation and warranties that arise from events that occurred while it was acting in such capacity under this Agreement.

         (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

         (f) The amount of Principal Receivable with respect to any Premium Finance Obligation on any date of determination shall be calculated by deducting from the gross receivable shown for such date on the Servicer's servicing system the amount of any unearned income thereon as of such date. Any Receivables which the Seller is unable to transfer as provided in subsection 2.06(a) shall not be included in calculating the aggregate amount of Principal Receivables. In allocating Collections on Receivables received during any Monthly Period, the Servicer shall be entitled to allocate to Finance Charge Receivables an amount equal to the reduction for such Monthly Period in unearned income for each Receivable shown on the servicing system of the Servicer together with any Recoveries and to allocate to Principal Receivables the remaining amount or to follow any other method of allocation that is in accordance with generally accepted accounting principles.

         (g) As used herein the words "transfer" or "transferred" or "convey" or "conveyed" (i) in the case of Originator Receivables, means transferred to the Trust directly and (ii) in the case of an Underlying Receivable, means transferred directly to AIR Trust and indirectly thereafter to the Trust, as the owner of the Transferor Certificate.

                               [End of Article I]

                                   ARTICLE II

              CONVEYANCE OF RECEIVABLES AND TRANSFEROR CERTIFICATE

         Section 2.01. Conveyance of Receivables.

         (a) In consideration of the Issuer's delivery to or upon the order of the Seller on the Initial Closing Date of the net proceeds from the sale of the initial Series of Notes and an increase in the Trust Interest, and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Base Indenture and any related Series Supplement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

         (i) all Receivables owned by the Seller on the Initial Cut-Off Date and all Additional Receivables thereafter transferred to the Issuer pursuant to
Section 2.06 hereof, including all Collections thereon, other than Credit Balances;

         (ii) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, the representations and warranties and the cure and repurchase obligations of the Originators under the Purchase Agreement;

         (iii) the Transferor Certificate;

         (iv) all of the Seller's right, title and interest in its rights and benefits (but none of its obligations or burdens) under the Transferor Certificate Purchase Agreement, and the delivery obligations, the representations and warranties and the cure and repurchase obligations of AIR under the Transferor Certificate Purchase Agreement;

         (v) all rights of the Seller under the Pooling and Servicing Agreement and related documents as holder of the Transferor Certificate;

         (vi) all Related Assets; and

         (vii) the proceeds of any and all of the foregoing (the items specified in clauses (i) and (vii) are referred to herein as the "Trust Assets").

         (b) The Seller hereby represents and warrants that in connection with such transfers, assignments and conveyances (i) the related Originator (A) has agreed to record and file at its own expense, a UCC financing statement (including any continuation statements with respect to such financing statement, when applicable) ("Financing Statement") with respect to the Originator Receivables (including Additional Receivables) and other assets transferred by it, for the transfer of the Originator Receivables and such other assets meeting the filing requirements of the laws of the States of California, Delaware, New Hampshire or New York, as appropriate and in any other state necessary in order to perfect the interests of the Seller, the Issuer and the Indenture Trustee in the Trust Assets and naming the Seller as secured party and (B) will deliver a file-stamped copy of the related Financing Statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Servicer and (ii) AIR has agreed (A) to record and file, at its own expense, a Financing Statement with respect to the Transferor Certificate and the other assets transferred by it to the Seller meeting the filing requirements of the laws of the State of California, Delaware or New York, as applicable, and in any other state necessary in order to perfect the interests of the Seller, the Issuer and the Indenture Trustee in the Trust Assets and (B) will deliver a file-stamped copy of the related Financing Statement or other evidence of such filing (which may, for purposes of the Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof by AIR, and in the case of any continuation statement filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Servicer; and (iii) the Seller agrees, at its own expense, (v) to file (or caused to be filed) a Financing Statement with respect to the Trust Assets meeting the filing requirements of the States of Delaware or New York, as applicable, and in any other state necessary in order to perfect the interests of the Seller, the Issuer and the Indenture Trustee in the Trust Assets, naming the Seller, as debtor, and the Trust, as secured party, and the Indenture Trustee, as assignee, (w) to deliver a filed-stamped copy of such Financing Statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof by the Seller and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable, after the receipt thereof by the Servicer, (x) to file Financing Statements naming the Trust as assignee under the Financing Statements filed by the Originators, with respect to Originator Receivables sold to the Trust, and AIR, with respect to the Transferor Certificate, (y) to cause the Servicer pursuant to Section 13.02 to record and file any continuation statements or appropriate amendments with respect to each of the Financing Statements referred to in this paragraph, and (z) to cause the Servicer pursuant to Section 13.02 to deliver a file-stamped copy of each such continuation statement or other evidence of each such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Indenture Trustee as soon as practicable after receipt thereof by the Servicer. The foregoing transfers, assignments and conveyances to the Issuer shall be made to the Indenture Trustee, on behalf of the Noteholders, and each reference in this Agreement to such transfers, assignments and conveyances shall be construed accordingly.

         (c) The Seller represents and warrants that in connection with such transfers, the Seller agrees, that as of the Initial Closing Date and on or prior to each subsequent Closing Date on which Originator Receivables are transferred to the Issuer, at its own expense, (x) to cause the related Originator to indicate in its computer files that Originator Receivables have been transferred to the Issuer pursuant to this Agreement and (y) to cause the related Originator to deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all such Originator Receivables, identified by account number and setting forth the Originator Receivable balance as of the applicable Cut-Off Date. Such files or lists (as amended from time to time) shall be marked as Schedule I to this Agreement and delivered to the Owner Trustee and the Indenture Trustee as confidential and proprietary, and are hereby incorporated into and made a part of this Agreement.

         (d) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Originator Receivables, the Transferor Certificate and the other Trust Assets from the Seller to the Issuer and the beneficial interest in and title to the Originator Receivables, the interest in and title to the Transferor Certificate and the other Trust Assets shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the Seller shall be deemed hereunder to have granted to the Issuer a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Trust Assets for the purpose of securing a loan in an amount equal to the unpaid principal amount of the Notes issued by the Issuer pursuant to one or more Series Supplements and the interest accrued at the related Note Rate and any other amounts due to any Noteholder and to secure all of the Seller's and the Servicer's obligations hereunder including, without limitation, the Seller's obligation to sell or transfer Originator Receivables hereafter created to the Issuer, and that this Agreement shall constitute a security agreement under applicable law. The Seller shall take or cause to be taken all actions necessary to maintain the transfer and sale of the Trust Assets to the Issuer and to maintain, in favor of the Issuer and the Indenture Trustee, a first priority, perfected ownership or security interest in the Trust Assets (other than Liens permitted under Subsection 2.05(b) and subject to the AIR Trust Provisions).

         Section 2.02. Termination of Sale of Originator Receivables Upon the Occurrence of Certain Events. If an Insolvency Event occurs with respect to the Seller or the Issuer violates subsection 2.6(b) of the Base Indenture for any reason, the Seller shall on the day of such Appointment Date immediately cease to transfer Originator Receivables to the Issuer and shall promptly give notice to the Indenture Trustee.

         Section 2.03. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust, as of the date of this Agreement (or such other date specified below) and as of each Reaffirmation Date, that:

         (a) Organization and Good Standing. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. It is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business except where failure to so qualify or be in good standing would not have a material adverse effect on its business, and has obtained all necessary licenses and approvals with respect to it and the conduct of its business required under federal, state and local laws except where failure to obtain such licenses and approvals would not have a material adverse effect on its business or the Trust Estate or the interests of the Indenture Trustee or the Noteholders therein.

         (c) Due Authorization. The execution and delivery of this Agreement by it and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action on its part.

         (d) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof and hereof by it will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its charter or by-laws, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its properties are bound.

         (e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof and hereof by it will not conflict with or violate any Requirements of Law applicable to it or any of its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, (v) seeking to affect adversely the income tax attributes of the Trust, (vi) that could reasonably be expected to materially and adversely affect the value of the Trust Assets or the interests of the Indenture Trustee and the Noteholders therein or (vii) that could reasonably be expected to otherwise adversely affect the Noteholders.

         (g) Premium Finance Obligation. As of the relevant Cut-Off Date, each Receivable constituting part of the Trust Assets arose from a Premium Finance Obligation.

         (h) Accuracy of Information. All information heretofore furnished by it (or caused to be furnished by it or any of its Affiliates or agents) in writing to the Indenture Trustee or to the Owner Trustee for purposes of or in connection with this Agreement and the Indenture or any transactions contemplated hereby or thereby is, and all such information hereafter furnished by it in writing to the Indenture Trustee or to the Owner Trustee will be, true and accurate in every material respect and did not and will not omit to disclose a material fact with the intent to mislead.

         (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

         (j) Receivables Selection. The Receivables conveyed to the Issuer by the Seller on the Initial Closing Date represented all Eligible Receivables owned by it as of such date.

         Section 2.04. Representations and Warranties of the Seller Relating to the Agreement and the Receivables and the Transferor Certificate.

         (a) Binding Obligation; Valid Transfer and Assignment.

         (i) The Seller hereby represents and warrants to the Trust that, as of each Closing Date and each Reaffirmation Date, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (ii) Subject to the AIR Trust Provisions, the Seller hereby represents and warrants to the Trust that, as of each Closing Date, (A) immediately prior to the transfer hereunder, the Seller was the owner of all right, title and interest in and to the Trust Assets, (B) this Agreement constitutes a valid transfer, assignment and conveyance to the Trust of all right, title and interest in and to the Trust Assets, (C), the Indenture creates in favor of the Indenture Trustee a valid security interest in the Trust Assets, and (D) each such transfer, assignment and conveyance and security interest is perfected and is of first priority, and will be held by the Trust and the Indenture Trustee free and clear of any Lien of any Person (other than those of the Issuer and its assignees) except for (x) Liens permitted under subsection 2.05(b), (y) the Seller's interest as the owner of the beneficial interest in the Issuer and (z) its right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or a related Series Supplement. Neither the Trust nor any Person claiming through or under it has or shall have any claim to or interest in the Principal Account, the Finance Charge Account, any Payment Account or any Series Account, except for its rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Series Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for its interest in such property as a debtor for purposes of the UCC as in effect in the State of New York or California, as the case may be.

         (b) Eligibility of Receivables. The Seller hereby represents and warrants to the Issuer with respect to the Receivables (including Originator Receivables transferred directly to the Trust and Underlying Receivables transferred indirectly to the Trust) as of the Initial Closing Date and as of each Reaffirmation Date (or other specified date set forth below), as the case may be, that:

         (i) Each Receivable is an Eligible Receivable, as of the Initial Cut-Off Date or the Addition Date, as applicable.

         (ii) Subject to the AIR Trust Provisions, each Receivable has been conveyed to the Trust free and clear of any Lien of any Person (other than those of the Issuer and its assignees and other than Liens permitted under subsection 2.05(b) herein) and in compliance with all applicable Requirements of Law.

         (iii) With respect to Receivables relating to Loans and Deferred Payment Obligations that have not been funded at the time of their origination, after giving effect to the sale of such Receivables to the Trust the aggregate unpaid principal balance of Receivables relating to Loans and Deferred Payment Obligations that are not funded do not exceed 10% of the aggregate principal balance of all Receivables on the date of such sale.

         (iv) With respect to Receivables relating to Deferred Payment Obligations, after giving effect to the sale of such Receivables to the Trust the aggregate unpaid principal balance of Receivables relating to Deferred Payment Obligations do not exceed 10% of the aggregate principal balance of all Receivables on the date of such sale (unless the Rating Agencies confirm that a larger percentage will not result in the reduction, qualification or withdrawal of the rating of any outstanding Series of Notes).

         (v) With respect to each Receivable conveyed to the Issuer directly or indirectly, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it, or AIR, AIC, AICCO, IP Finance I, IP Finance II, IP Funding, any Third Party Originator, the Issuer, the Owner Trustee or the Indenture Trustee in connection with origination and the servicing of the related Premium Finance Obligation and the conveyance of such Receivable to the Issuer and to the Indenture Trustee have been duly obtained, effected or given and are in full force and effect.

         (vi) As of the Initial Closing Date, Schedule I to this Agreement, and as of the Closing Date for a Series, and as of the end of each Monthly Period during which one or more Addition Dates shall have occurred, the related computer file or microfiche list referred to in subsection 2.01(c) is an accurate and complete listing in all material respects of all Originator Receivables as of the applicable Cut-Off Date, or with respect to Additional Receivables (and any subsequently delivered list), as of the end of such Monthly

Period, and the information contained therein with respect to the identity of such Originator Receivables is true and correct in all material respects as of the end of such Monthly Period.

         (vii) With respect to each Receivable, (x) no selection procedures believed by it to be materially adverse to the interests of the Noteholders were utilized in selecting the Receivables being conveyed (directly or indirectly) by it, (y) as of the date of transfer to the Issuer, the Seller is not insolvent and (z) as of the date of transfer to the Issuer, neither the Seller nor its Affiliates has received notice from any Rating Agency that an existing rating of any Notes will be reduced or withdrawn as a result of the conveyance (directly or indirectly) of the related Receivables.

         (viii) Subject to the AIR Trust Provisions, with respect to each Receivable, this Agreement and the Assignment (and the related assignment in the Pooling and Servicing Agreement) constituted and will constitute a valid perfected transfer, assignment and conveyance to the Issuer as of the date of transfer to the Issuer, of all right, title and interest in and to such Receivable, and such Receivable is held by the Trust and subject to a perfected security interest in favor of the Indenture Trustee, in each case free and clear of any Lien of any Person (other than those of the Issuer and its assignees), except for (x) Liens permitted under subsection 2.05(b), (y) the Seller's interest in the beneficial interest in the Issuer and (z) the Seller's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or a related Series Supplement.

         (ix) Each such Receivable that has not been funded prior to its transfer to the Trust will be funded within 30 days of its transfer to the Trust.

         (x) Each Receivable shall have created or shall create a valid, subsisting and enforceable beneficial ownership interest in the related Premium Finance Obligation in favor of the related Originator, which (a) in the case of Originator Receivables, has been and will be assigned pursuant to the Purchase Agreement by the Originator to the Seller and (b) in the case of Underlying Receivables, has been and will be assigned indirectly pursuant to the Transferor Certificate Purchase Agreement by AIR to the Seller, and which in turn shall be assigned by the Seller to the Issuer hereunder. Each Premium Finance Obligation consisting of (i) a Loan is secured by a first priority security interest in the right to receive Unearned Premiums payable by the related insurer and (ii) a Deferred Payment Obligation creates a first priority ownership or security interest in the right to receive the premium payments purported to be conveyed thereunder.

         (xi) Each Receivable is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor (in the case of a Loan) or insurer (in the case of a Deferred Payment Obligation), enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

         (c) Binding Obligation; Valid Transfer and Assignment. The Seller hereby represents and warrants to the Trust as of the date of this Agreement and each Reaffirmation Date that:

         (i) (A) This Agreement constitutes a valid transfer, assignment and conveyance to the Issuer of all right, title and interest in and to the Transferor Certificate, (B) the Indenture creates a valid security interest in favor of the Indenture Trustee in all right, title and interest in and to the Transferor Certificate, (C) each such transfer, assignment, conveyance and grant of security interest is perfected and is of first priority, and (D) the Transferor Certificate will be held by the Issuer free and clear of any Lien of any Person (other than those of the Issuer and its assignees) and except for Liens permitted under Section 2.05(b).

         (ii) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it in connection with the conveyance of the Transferor Certificate to the Seller, the Issuer and the Indenture Trustee have been duly obtained, effected or given and are in full force and effect.

         (iii) As of the date of transfer of the Transferor Certificate to the Purchaser (x) it is not insolvent and (y) it has not received notice from any Rating Agency that an existing rating of any outstanding certificates issued by the AIR Trust will be reduced or withdrawn as a result of the conveyance of the Transferor Certificate.

         (d) Notice of Breach. Upon discovery by the Seller, a Servicer or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Seller agrees to cooperate with the Servicer and the Indenture Trustee in attempting to cure any such breach.

         (e) Transfer of Ineligible Originator Receivables.

         (i) Removal After Cure Period. In the event of a breach with respect to a Originator Receivable of any of the Specified Representations and such breach results in a Requisite Effect with respect to such Originator Receivable or the related Premium Finance Obligation, then, no later than the Required Time, such affected Originator Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(e)(ii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such affected Originator Receivable shall then be true and correct in all material respects as if such affected Originator Receivable had been created on such day.

         Notwithstanding the above, in the event of any breach of subsection 2.04(b)(iii) or 2.04(b)(ix) with respect to an Originator Receivable , upon expiration of 30 days from the breach, the unfunded portion of such affected Originator Receivable shall be removed from the Trust pursuant to

Section 2.04 (e) (ii) provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Originator Receivable shall then be true and correct.

         (ii) Procedures for Removal. When the provisions of subsection 2.04(e)(i) above require removal of an affected Originator Receivable, the Seller shall accept reassignment of such Ineligible Receivable by (A) depositing into the Collection Account an amount equal to the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable; (B) directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust used to calculate the Trust Interest; and (C) depositing into the Collection Account an amount equal to the principal balance of such Ineligible Receivable. In the event that the exclusion of an Ineligible Receivable from the calculation of the Trust Interest would cause the Trust Interest to be reduced below the Minimum Trust Interest or would otherwise not be permitted by law, the Seller shall concurrently make a deposit in the Principal Account (for allocation as a Principal Receivable) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Trust Interest would be reduced below the Minimum Trust Interest. The portion of such deposit allocated to the Notes of each Series shall be distributed to the Noteholders of each Series in the manner specified in Article 5 of the Base Indenture and related Series Supplement, if applicable, on the Payment Date immediately following such Transfer Date. Upon the payment to the Trust of the repurchase price by the Seller of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable and all proceeds of such Ineligible Receivable. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Indenture Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Seller to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(e)(ii). The obligations of the Seller set forth in this subsection 2.04(e)(ii) shall constitute the sole remedy respecting any breach of the Specified Representations with respect to such affected Originator Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

         (f) Payments due on Ineligible Underlying Receivables.

         (i) Payment After Cure Period. In the event of a breach with respect to an Underlying Receivable of any of the Specified Representation and such breach results in a Requisite Effect with respect to such Underlying Receivable or the related Premium Finance Obligation, then, no later than the Required Time, the Seller shall pay to the Issuer with respect to such affected Underlying Receivable the amount specified in, and on the terms and conditions set forth in, subsection 2.04(f)(ii); provided, however, that no such payment shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such affected Underlying Receivable shall then be true and correct in all respects as if such affected Underlying Receivable had been created on such day.

         Notwithstanding the above, in the event of any breach of subsection 2.04(b)(iii) or 2.04(b)(ix) with respect to an Underlying Receivable, upon the expiration of thirty days from the breach, the Seller shall pay to the Issuer with respect to such affected Underlying Receivable the amount specified in, and on the terms and conditions set forth in, subsection 2.04(f)(ii) to the extent of the unfunded portion of such Underlying Receivable; provided, however, that no such payment shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Underlying Receivables shall then be true and correct.

         (ii) Payment Procedures. When the provisions of subsection 2.04(f)(i) above require payment with respect to an affected Underlying Receivable, the Seller shall with respect to such Ineligible Receivable (A) deposit into the Collection Account an amount equal to the portion of the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable represented by the Transferor Certificate (to the extent not paid to the Indenture Trustee as the holder of the Transferor Certificate); (B) direct the Servicer to deduct the portion represented by the Transferor Certificate of the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust used to calculate the Trust Interest; and (C) deposit into the Collection Account an amount equal to the portion represented by the Transferor Certificate of the principal balance of such Ineligible Receivable represented by the Transferor Certificate (to the extent not paid to the Indenture Trustee as the holder of the Transferor Certificate). In the event that the exclusion of an Ineligible Underlying Receivable from the calculation of the Trust Interest would cause the Trust Interest to be reduced below the Minimum Trust Interest or would otherwise not be permitted by law, the Seller shall concurrently make a deposit in the Principal Account (for allocation as a Principal Receivable) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Trust Interest would be reduced below the Minimum Trust Interest. The portion of such deposit allocated to the Notes of each Series shall be distributed to the Noteholders of each Series in the manner specified in Article 5 of the Base Indenture and related Series Supplement, if applicable, on the Payment Date immediately following such Transfer Date. The obligations of the Seller set forth in this subsection 2.04(f)(ii) shall constitute the sole remedy respecting any breach of the Specified Representations with respect to such affected Underlying Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

         (g) Reassignment of Trust Assets. In the event of a breach of any of the representations and warranties set forth in subsections 2.04(a) (i) having a material adverse effect on the Trust, the Indenture Trustee, by notice then given in writing to the Seller (and to the Indenture Trustee and the Servicer, if given by the Noteholders evidencing a Note Majority), may direct the Seller to accept reassignment of all of the Originator Receivables and the Transferor Certificate within 60 days of such notice (or within such longer period as may be specified in such notice but in no event longer than 120 days), and the Seller shall be obligated to accept reassignment of such Originator Receivables and the Transferor Certificate on a Payment Date specified by the Seller (such Payment Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, with respect to a breach of the representation and warranty contained in subsection 2.04(a)(i), such representation shall then be true and correct in all respects; provided further, that if as a result of such breach a Series Pay Out Event shall occur (as specified in a Series Supplement), the Seller shall be obligated to accept reassignment of all the affected Trust Assets, upon the occurrence of such Series Pay Out Event. The Seller shall deposit on the Transfer Date (in New York Clearing House next day funds) preceding the Reassignment Date an amount for each Series equal to the reassignment deposit amount for such Originator Receivables and the Transferor Certificate for such Series in the related Payment Account or the applicable Series Account, as provided in the related Series Supplement, for distribution to the Noteholders pursuant to Article 12 of the Base Indenture. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Series Supplement, shall be equal to (i) the outstanding balance of the Notes of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Noteholders on the related Payment Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Notes of such Series at the applicable Note Rate for the related Interest Period through the last day of such Interest Period, less the amount, if any, previously allocated for payment of interest to the Noteholders of such Series on the related Payment Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the related Payment Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Originator Receivables and the amounts due under the Transferor Certificate. On the Payment Date following the Transfer Date on which such amount has been deposited in full into the related Payment Account or the applicable Series Account, the Originator Receivables and the Transferor Certificate shall be released to the Seller after payment of all amounts otherwise due hereunder on or prior to such dates and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Seller to vest in the Seller, or its designees or assignees, all right, title and interest of the Trust in and to the Originator Receivables and the Transferor Certificate. If the Indenture Trustee or the Noteholders give notice directing the Seller to accept reassignment as provided above, the obligation of the Seller to accept reassignment of the Originator Receivables and the Transferor Certificate and to pay the reassignment deposit amount pursuant to this subsection 2.04(g) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a)(i) available to the Noteholders or the Indenture Trustee on behalf of the Noteholders.

         The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Trust Assets to the Issuer, and termination of the rights and obligations of the Servicer pursuant to Section
10.01. The Seller hereby represents and warrants to the Issuer, with respect to any Series of Notes, as of its Closing Date, unless otherwise stated in a related Series Supplement, that its representations and warranties set forth in this Section 2.04 are true and correct as of the Initial Closing Date, in the case of Additional Receivables as of the Addition for the purposes of such representations and warranties. Upon discovery by the Seller, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

         Section 2.05. Covenants of the Seller. The Seller hereby covenants, that:

         (a) Receivables to Be General Intangibles. It will take no action, nor will it suffer to be taken any action, to cause any Premium Finance Obligation or Receivable or the Transferor Certificate to be evidenced by any instrument (as defined in the UCC as in effect in the States of Delaware, New Hampshire, New York and California) unless, in the case of the Transferor Certificate, the Indenture Trustee shall have possession of such certificate. Each Loan shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. It will take no action, nor will it suffer to be taken any action, to cause any Receivable or the Transferor Certificate to be anything other than a "general intangible" (as defined in the UCC as in effect in the States of Delaware, New Hampshire, New York and California), unless, in the case of the Transferor Certificate, the Indenture Trustee shall have possession of such certificate.

         (b) Conveyances and Security Interests. Except for the AIR Trust Provisions and the conveyances hereunder, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any of the Trust Assets, whether now existing or hereafter created, or any interest therein or on the legal title to any Premium Finance Obligation or the Receivable under which is part of the Trust Assets; it will immediately notify the Indenture Trustee of the existence of any Lien on any of the Trust Assets, on the legal title to any Premium Finance Obligation or the Receivables under which are part of the Trust Assets and on the legal title to the Transferor Certificate; and it shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Trust Assets, whether now existing or hereafter created, against all claims of third parties; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Trust Assets any Liens for municipal or other local taxes not in excess of $5,000,000 if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto or from suffering to exist the encumbrance of the Underlying Receivables by the Pooling and Servicing Agreement; provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted; provided, further, that it shall not be prohibited hereby from conveying, assigning, selling, exchanging or otherwise transferring Originator Receivables and related Premium Finance Obligation in connection with a transaction complying with the provisions of Section 7.02.

         (c) Receivables Allocations.

         (i) In the event that the Seller is unable for any reason to transfer Originator Receivables to the Issuer in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 of the Base Indenture or an order by any federal or state governmental agency or any court of competent jurisdiction that any Originator Receivables not be transferred to the Seller or to the Issuer) then, in any such event, (A) the Seller agrees to allocate and pay to the Issuer, after the date of such inability, all Collections with respect to Originator Receivables, and all amounts which would have constituted Collections with respect to Originator Receivables but for its inability to transfer such Originator Receivables to the Issuer; (B) the Seller agrees to have such amounts applied as Collections in accordance with Article 5 of the Base Indenture; and
(C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables (and all amounts which would have constituted Originator Receivables but for its inability to transfer such Originator Receivables to the Issuer) shall continue to be allocated in accordance with
Article 5 of the Base Indenture, and all amounts that would have constituted Receivables but for its inability to transfer Originator Receivables to the Issuer shall be deemed to be Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder but shall not be taken into account in computing the Minimum Trust Interest.

         (ii) In the event that, (a) pursuant to subsection 2.04(e), the Seller accepts reassignment of or (b) pursuant to subsection 2.04(f), the Seller makes a payment in respect of, an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b), relating to such Receivable, then, in any such event, the Seller agrees that payments received with respect to such Ineligible Receivable shall be accounted for separately from Collections on Receivables retained by the Issuer. If payments received from or on behalf of an Insured are not specifically applicable either to an Ineligible Receivable of such Insured reassigned to it pursuant to subsection 2.04(e) or for which it has made a payment pursuant to subsection 2.04(f) or to the Receivables of such Insured retained by the Issuer, then it agrees that payments shall be allocated to installments due under the related contracts in the order of their maturity, so that Receivables with the earliest due date are paid first, and the portion allocable to any Receivables retained by the Issuer shall be treated as Collections and deposited in accordance with the provisions of Article 5 of the Base Indenture.

         (d) Delivery of Collections. It agrees to pay to the Servicer all Collections received in respect of the Originator Receivables and all amounts received in respect of the Transferor Certificate as soon as practicable after receipt thereof, but in no event later than the second Business Day after such receipt.

         (e) Requirement of Law. It agrees to comply and to cause each of AIC, AICCO, IP Finance I, IP Finance II, IP Funding, the Issuer, the Owner Trustee and the Indenture Trustee to comply in all respects with all Requirements of Law applicable to it or to any of AIC, AICCO, IP Finance I, IP Finance II, IP Funding, the Issuer, the Owner Trustee and the Indenture Trustee, the Premium Finance Agreements or the Premium Finance Obligations, the Trust Assets and the transactions contemplated by the Related Documents, the failure to comply with which would have a material adverse effect on the Noteholders.

         (f) No Other Business. It shall not engage in any business other than financing, purchasing, owning, selling and managing the Originator Receivables and the interest in the Transferor Certificate in the manner contemplated by this Agreement and the Related Documents, the issuance of notes and activities incidental thereto.

         (g) No Borrowing. It shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for any Indebtedness permitted by or arising under the Related Documents or its compliance therewith. The proceeds of the Notes shall be used exclusively to fund its purchase of the Originator Receivables and the Transferor Certificate and the other assets specified in this Agreement, and to pay its organizational, transactional and start-up expenses.

         (h) Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Agreement or the Indenture, it shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         (i) Capital Expenditures. It shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 2.06. Addition of Receivables.

         (a) If on any Determination Date the Trust Interest on such date is less than the Minimum Trust Interest as of the end of the immediately preceding Monthly Period, the Seller shall, unless otherwise permitted under the Series Supplement pursuant to which the Minimum Trust Interest is calculated (or unless it reduces the outstanding principal balance of any outstanding variable funding notes so that the Trust Interest will be at least equal to the Minimum Trust Interest), designate additional Eligible Receivables ("Additional Receivables") to be included as Trust Assets in a sufficient amount such that the Trust Interest is at least equal to such Minimum Trust Interest. Such Additional

Receivables shall be transferred to the Issuer on or before the Transfer Date immediately following such Determination Date.

         (b) In addition to its obligation under subsection 2.06(a), the Seller may, but shall not be obligated to, designate on any date Additional Receivables to be included as Trust Assets.

         (c) [RESERVED].

         (d) The Seller agrees that any such transfer of Additional Receivables by it under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below): (i) on or before the third Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) (the "Notice Date"), it shall give the Owner Trustee, the Indenture Trustee and the Servicer written notice that such Additional Receivables will be included, which notice shall specify the approximate aggregate amount of the Originator Receivables to be transferred, and the applicable Originator of the Originator Receivable; and

         (ii) on the Determination Date immediately following each Monthly Period during which one or more Addition Dates shall have occurred, the Seller shall (A) have caused the Originators to indicate in their computer files that the Additional Receivables have been transferred to the Issuer as of the related Addition Date, (B) cause the Originators to deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all Originator Receivables (including Additional Receivables conveyed to the Issuer during such Monthly Period), identified by account number and the aggregate amount of the related Originator Receivables, as of the end of such Monthly Period, which computer file or microfiche list shall be incorporated into and made a part of this Agreement as of the end of such Monthly Period and (C) deliver to the Owner Trustee and the Indenture Trustee a written confirmation of assignment (including a confirmation of acceptance by the Owner Trustee on behalf of the Trust and the Indenture Trustee for the benefit of the Noteholders) of the Additional Receivables conveyed to the Trust during such Monthly Period in substantially the form of Exhibit B (the "Assignment").

         Section 2.07. Removal of Receivables.

         (a) Subject to the conditions set forth below, on each Determination Date on which the Trust Interest exceeds the Minimum Trust Interest on such Determination Date, the Seller may, but shall not be obligated to, designate Originator Receivables for deletion and removal ("Removed Receivables") from the Trust; provided, however, that the Seller shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Receivables will be reassigned by the Indenture Trustee to the Seller (the

"Removal Date"), the Seller shall give the Indenture Trustee and the Servicer written notice that such Removed Receivables are to be reassigned to the Seller.

         (b) The Seller shall be permitted to designate and require reassignment to it of Removed Receivables only upon satisfaction of the following conditions:

         (i) the removal of any Removed Receivables on any Removal Date shall not, in the reasonable belief of the Seller, (a) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Removed Receivables shall be considered to have been removed as of the Removal Date, (b) cause the Trust Interest on such Removal Date to be less than the Minimum Trust Interest on such Removal Date or (c) result in the failure to make any payment specified in the related Series Supplement with respect to any Series;

         (ii) on or prior to the Removal Date, the Seller shall have delivered to the Trust and the Indenture Trustee for execution a written assignment in substantially the form of Exhibit E (the "Reassignment") and, within five Business Days thereafter, the Seller shall have delivered or caused to be delivered to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and the aggregate amount of such Removed Receivables as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

         (iii) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Receivables to be reassigned from the Trust and released from the lien of the Indenture;

         (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed reassignment of the Originator Receivables and the Seller and the Indenture Trustee shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Notes;

         (v) the Seller shall have delivered to the Indenture Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (iv) above. The Indenture Trustee may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

         (vi) the Seller, the Indenture Trustee and each Rating Agency shall have received a Tax Opinion that the proposed removal will not adversely affect the United States federal income tax characterization of the Trust; and

         (vii) the proposed removal of Originator Receivables shall not violate any provisions of the Financial Accounting Standard Board's Statement of Financial Accounting Standards 125 or any directives or pronouncements promulgated thereunder.

         Upon satisfaction of the above conditions and the requirements of Sections 5.9(b) and 15.1, if applicable, of the Base Indenture, the Indenture Trustee shall execute and deliver the Reassignment to the Seller and release the Removed Receivables from the lien of the Indenture, the Removed Receivables shall no longer constitute a part of the Trust Estate and the Trust Interest shall be decreased by the amount of the Principal Receivable with respect to each such Removed Receivable.

                               [End of Article II]

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF TRUST ASSETS

         Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

         (a) Each of AIC, AICCO, IP Finance I, IP Finance II and IP Funding shall act as the Servicer under this Agreement with respect to the Loans and Deferred Payment Obligations under Premium Finance Agreements originated by it or purchased by it from Third Party Originators, respectively.

         (b) The Servicer shall service and administer the Premium Finance Obligations giving rise to Receivables and shall collect payments due thereunder and under the Transferor Certificate or in connection therewith in accordance with its customary and usual servicing procedures for servicing premium finance obligations giving rise to receivables that are comparable to the Receivables and that are owned for its own account and, in any case, in accordance with the Guidelines and applicable law, and without regard to any conflicting interests that it or its Affiliates may have when servicing the Trust Assets. The Servicer shall have full power and authority, acting alone or through any party properly designated by it, to perform any and all actions in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) unless such power and authority is revoked by the Indenture Trustee on account of a Servicer Default pursuant to
Section 10.01, to make deposits or withdrawals from the Collection Account as set forth in this Agreement, the Base Indenture and any Series Supplement, (ii) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Indenture Trustee to make deposits or withdrawals and payments from the Finance Charge Account, the Principal Account and any Series Account, in accordance with such instructions as set forth in the Base Indenture or any applicable Series Supplement, (iii) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct or notify the Indenture Trustee in writing, as set forth in this Agreement, the Base Indenture and any Series Supplement, (iv) unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to make all calculations, allocations and determinations required of the Servicer under the Base Indenture, any Series Supplement and as required hereof or establishing Series Accounts; (v) to execute and deliver, on behalf of the Trust for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Originator Receivables, the related Premium Finance Obligations and other Trust Assets and, after any delinquency in payment relating to any Originator Receivable, to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect thereto (including cancellation of the related insurance policy) and (vi) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements.

         (c) In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement or the Base Indenture (including, without limitation, by reason of the application of the provisions of Section 9.2 of the Base Indenture or the order of any federal or state or governmental agency having regulatory authority over the Seller or any court of competent jurisdiction that the Seller not transfer any Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Receivables, and all amounts which would have constituted Collections with respect to Receivables but for the Seller's inability to transfer such Receivables, in accordance with subsection 2.05(c); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article 5 of the Base Indenture and any Series Supplement; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables and all amounts which would have constituted Receivables but for the Seller's inability to transfer Receivables to the Trust shall continue to be allocated in accordance with Article 5 of the Base Indenture and any Series Supplement and all amounts which would have constituted Receivables but for the Seller's inability to transfer Receivables to the Trust shall be deemed to be Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder but shall not be taken into account in computing the Minimum Trust Interest.

         (d) In the event that (i) pursuant to subsection 2.04(e), the Seller accepts reassignment of, or pursuant to subsection 2.04(f), the Seller makes a payment in respect of, an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Originator Receivable, or the Servicer accepts reassignment of, or makes a payment in respect of, an Originator Receivable pursuant to Section 3.03, then, in any such event, the Servicer agrees to account for payments received with respect to such Originator Receivable separately from its accounting for Collections on Receivables retained by the Trust. If payments received from or on behalf of an Insured are not specifically applicable either to an Ineligible Receivable of such Insured reassigned pursuant to subsection 2.04(e) or for which the Servicer has made a payment pursuant to subsection 2.04(f) to an Originator Receivable of such Insured reassigned to the Servicer or to Receivables of such Insured retained in the Trust, then the Servicer agrees to allocate payments to installments due under the related contracts in the order of their maturity, so that Receivables with the earliest due date are paid first and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article 5 of the Base Indenture and any Series Supplement.

         (e) In the event that pursuant to subsection 2.04(f), the Seller makes a payment in respect of an Ineligible Underlying Receivable as a result of a breach of the representations and warranties in subsections 2.04(b) and 2.04(c) relating to such Underlying Receivable or the Servicer makes a payment of an Underlying Receivable pursuant to Section 3.03, then, in any such event, the Servicer agrees to account for payments received with respect to such Underlying Receivable separately from its accounting for Collections on Receivables retained by the Trust. If payments received from or on behalf of an Insured are not specifically applicable either to an Ineligible Underlying Receivable of such Insured for which the Seller has made a payment pursuant to subsection 2.04(f), to an Underlying Receivable of such Insured for which the Servicer has made a payment or to Receivables of such Insured retained in the Trust, then the Servicer agrees to allocate payments to installments due on the related contract in the order of their maturity, so that Receivables with the earliest due date are paid first and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article 5 of the Base Indenture and any Series Supplement.

         (f) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables.

         (g) At any time during which the AIG Support Agreement is not in effect with respect to any Servicer, such Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Trust Assets covering such actions and in such amounts as such Servicer believes to be reasonable from time to time.

         (h) The Servicer shall, with respect to any Receivable and the related Premium Finance Obligation, where the related Premium Finance Agreement and applicable law so permits, act expeditiously in exercising its right to cancel the related insurance policy and, upon cancellation of the related insurance policy, take such action in accordance with the Guidelines as shall be appropriate in order to collect any Unearned Premiums or any other amounts payable by the insurer following cancellation of such insurance policy.

         Section 3.02. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 12.1 of the Base Indenture. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Series Supplement. The Servicing Fee shall be allocated between the Notes (the "Investor Servicing Fee"), the Issuer (the "Issuer Servicing Fee") and any Enhancement Provider and holder of a Collateral Interest, if applicable, and so provided in a related Series Supplement.

         The Servicer's expenses include the amounts due to the Indenture Trustee pursuant to Section 11.01 hereof, the fees and expenses of the Paying Agent, Transfer Agent and Registrar, the fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer in its capacity as such shall not be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.03 hereof. In such case, the Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

         Section 3.03. Representations and Warranties of the Servicer. The Servicer hereby represents, warrants and covenants to and for the benefit of the Trust as of the date of this Agreement and as of each Closing Date and each Reaffirmation Date:

         (a) Organization and Good Standing. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Trust Assets as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Trust Assets as required under federal, state and local law.

         (c) Due Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general.

         (e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, shall not conflict with, violate, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its charter or by-laws, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties is bound.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer threatened, against the Servicer before any Governmental Authority seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

         (g) Compliance with Requirement of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Premium Finance Obligation, will maintain in effect all qualifications and licenses in order to service each Receivable and the related Premium Finance Obligation, the failure to comply with which would have a material adverse effect on the Noteholders and will comply with all other Requirements of Law in connection with servicing each Receivable and the related Premium Finance Obligation the failure to comply with which would have a material adverse effect on the Noteholders.

         (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof by the Servicer have been obtained where the failure to obtain any such approval, authorization, consent, order or other action would have a material adverse effect on the Noteholders.

         (i) No Rescission or Cancellation. The Servicer shall take no action which, nor omit to take any action the omission of which, would cause the rescission or cancellation of any Premium Finance Agreement or the related Premium Finance Obligation except in accordance with its customary and usual servicing procedures and the Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

         (j) Protection of Noteholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Noteholders in any Receivable or the related Premium Finance Agreement or the related Premium Finance Obligation nor shall it reschedule, revise or defer payments due except in accordance with its customary and usual servicing procedures and the Guidelines.

         (k) Premium Finance Obligations Not to Be Evidenced by Promissory Notes. The Servicer will take no action to cause any Premium Finance Obligations to be evidenced by any instrument (as defined in the UCC as in effect in the State of Delaware, New York or California, as the case may be).

         (l) Accuracy of Information. All information heretofore furnished by the Servicer and any of its Affiliates and agents in writing to the Indenture Trustee or the Owner Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by it in writing to the Indenture Trustee or the Owner Trustee will be, true and accurate in every material respect.

         (m) Year 2000 Plan. An Affiliate of the Servicer has reviewed the areas within the Servicer's business and operations that could be materially adversely affected by the risk that computer applications used by it to process any data related to the Transaction Documents may produce materially adverse consequences in performing date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (such risk being referred to herein as the "Year 2000 Problem"). A plan (the "Year 2000 Plan") to address such risk on a timely basis has been developed, and reasonable measures to address the Year 2000 Problem on a timely basis have been taken. To the best of the Servicer's knowledge, the Year 2000 Problem will not materially and adversely affect the interests of the Noteholders.

         In the event of noncompliance by the Servicer with the covenants set forth in subsections (g), (i) (j) or (l) above and such noncompliance has a material adverse effect on the Noteholders' interest in a Receivable, then, upon the expiration of 60 days from the discovery of any such noncompliance by the Servicer or receipt by the Servicer of written notice of any such noncompliance given by the Indenture Trustee, such Receivable (if it is an Originator Receivable) shall be removed from the Trust on the terms and conditions set forth in the following paragraph or such Receivable (if it is an Underlying Receivable) shall be paid in full on the terms and conditions set forth in the following paragraph; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such noncompliance shall have been cured in all material respects by the Servicer.

         When the provisions of the preceding paragraph require removal of an Originator Receivable or payment of an Underlying Receivable, the Servicer shall accept reassignment of such Originator Receivable or make a payment with respect to such Underlying Receivable by depositing an amount equal to, with respect to Originator Receivables, the amount of such Receivable (including accrued and unpaid Finance Charges) and, with respect to Underlying Receivables, the portion of such Underlying Receivable (including accrued and unpaid Finance Charges), represented by the Transferor Certificate (to the extent not paid to the Indenture Trustee as the holder of the Transferor Certificate) in the Collection Account on the date of reassignment or payment. Upon the reassignment to the Servicer of such Originator Receivable, the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Originator Receivable. Such reassigned Originator Receivable or paid Underlying Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred or paid. The Indenture Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of such Originator Receivable pursuant to this paragraph and shall release the lien of the Indenture with respect to such Receivable. Except as provided in subsection 10.01(b), the obligation of the Servicer set forth in this paragraph shall constitute the sole remedy respecting any noncompliance with a covenant set forth in subsections (g), (i), (j) or (l) above with respect to a Receivable available to Noteholders or the Indenture Trustee on behalf of Noteholders.

         Section 3.04. Reports and Records for the Indenture Trustee.

         (a) Daily Reports. The Servicer shall, upon reasonable prior notice, prepare and make available at the office of the Servicer for inspection by the Indenture Trustee and the Owner Trustee on any Business Day during normal business hours a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables included in the Trust Assets as of the close of business on the preceding Business Day.

         (b) Monthly Servicer Report and Monthly Noteholders' Statement. Unless otherwise stated in the related Series Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Indenture Trustee a Monthly Servicer Report and a Monthly Noteholders' Statement prepared by the Servicer.

         (c) Issuer Reports. The Servicer shall prepare and deliver the reports and comply with all the provisions of Section 4.3 of the Base Indenture.

         (d) Series Reports. The Servicer shall prepare and deliver any reports required to be prepared and delivered by the Servicer by the terms of any agreements relating to the issuance or purchase of any of the Notes.

         Section 3.05. Annual Servicer's Certificate. On or before April 30 of each calendar year, beginning with April 30, 2000, the Servicer shall deliver, as provided in Section 13.05, to the Indenture Trustee and the Owner Trustee, a statement signed by an officer substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period ending on December 31 of the preceding calendar year, or for the initial period, from the Initial Closing Date until December 31, 2000, and of its performance under this Agreement was made under the supervision of the officer signing such statement and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed, or caused to be performed, all of its obligations under this Agreement in all material respects throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         Section 3.06. Annual Independent Accountants' Servicing Report.

         (a) On or before April 30 of each calendar year, beginning with April 30, 2000, the Servicer shall cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in Section 13.05, a report to the Indenture Trustee, the Servicer, any Enhancement Provider and each Rating Agency to the effect provided in the following sentence and a Servicing Officer shall deliver to such firm, in advance of the date by which such firm is to deliver its report (as may be reasonably requested by such firm) a certificate that the Servicer has, during the calendar year preceding the date of such firm's report, complied in all material respects with the terms and conditions set forth in Article III and IV hereof and Section 2.20 and Article 5 of the Base Indenture in each case as supplemented by each Series Supplement, subclause (c) of Section 2.01 hereof and subclause (ii)(A) of subsection 2.06(d) hereof (the "Servicer's Compliance Certificate"). Such report shall provide that such firm has examined the Servicer's Compliance Certificate for the related calendar year, including a review of certain documents and records relating to the servicing of Receivables under this Agreement, the Base Indenture and each Series Supplement, and compared the information contained in the Monthly Servicer Reports forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such firm's report (which shall be the period from and including January 1 of the preceding calendar year to and including December 31 of the preceding calendar year, or, for the initial period, from and including the Initial Closing Date until December 31, 2000) with such documents and records and that, on the basis of such examination, such firm is of the opinion that the Servicer's Compliance Certificate has been fairly stated in all material respects, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Series Supplement, a copy of such report may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         (b) On or before April 30 of each calendar year, beginning with April 30, 2000, the Servicer has caused or shall cause, as the case may be, a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in
Section 13.05, a report to the Indenture Trustee, the Servicer, any Enhancement Provider and each Rating Agency, to the effect that they have compared the mathematical calculations of each amount set forth in the Monthly Servicer Reports forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such report (which shall be the period from and including January 1 of the preceding calendar year to and including December 31 of the preceding calendar year, or, for the initial period, from the Initial Closing Date until December 31, 2000 with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         Section 3.07. [RESERVED].

         Section 3.08. Notices to the Seller. In the event that any of AIC, or AICCO, or IP Finance I, or IP Finance II, or IP Funding or any Affiliate thereof is no longer acting as Servicer, any Successor Servicer appointed pursuant to
Section 10.02 shall deliver or make available to the Seller each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

         Section 3.09. Reports to the Commission. The Seller, if any of AIC, AICCO, IP Finance I, IP Finance II or IP Funding is not a Servicer, shall, at the expense of the Servicer, cooperate in any reasonable request of the Indenture Trustee in connection with any filings required to be filed by the Indenture Trustee under the provisions of the Securities Exchange Act of 1934 or pursuant to Section 4.3 of the Base Indenture.

                              [End of Article III]

                                   ARTICLE IV

                      RIGHTS OF NOTEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

         Section 4.01. [RESERVED].

         Section 4.02. Establishment of Accounts.

         (a) The Collection Account. The Servicer, for the benefit of the Noteholders, shall establish and maintain the Collection Account in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution in the name of the Indenture Trustee, on behalf of the

Trust, a non-interest bearing segregated account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder and under the Base Indenture and any Series Supplement.

         (b) [RESERVED].

         (c) [RESERVED].

         (d) Series Accounts. If so provided in the related Series Supplement, the Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders of such Series. Each such Series Account will be a trust account, if so provided in the related Series Supplement, and will have the other features and be applied as set forth in the related Series Supplement.

         Section 4.03. Collections and Allocations.

         (a) Collections. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day following such date of receipt.

         The Servicer shall allocate such amounts to each Series of Notes and to the Trust in accordance with this Article IV and Article 5 of the Base Indenture and shall withdraw the required amounts from the Collection Account or pay such amounts to the Trust in accordance with this Article IV and Article 5 of the Base Indenture, in both cases as modified by any Series Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.

         Notwithstanding anything in this Agreement, the Base Indenture and any Series Supplement to the contrary, for so long as, and only so long as, the conditions specified in the third paragraph of subsection 5.4(a) of the Base Indenture are satisfied, the Servicer need not deposit Collections to the Collection Account in the manner provided in this Article IV and Article 5 of the Base Indenture and any Series Supplement or, with respect to any Series, make daily payments from the Collection Account and daily deposits into the Finance Charge Account, the Principal Account or any Series Account as provided in any applicable Series Supplement prior to the close of business on the day any Collections are deposited in the Collection Account as provided in this
Article IV and Article 5 of the Base Indenture and any Series Supplement, but may make such deposits on the Transfer Date immediately preceding the related Payment Date in an amount equal to the lesser of its portion of (A) Collections received in the immediately preceding Monthly Period allocable to the Aggregate Investor Interest and (B) the amount required to be deposited in the Finance Charge Account, the Principal Account or any Series Account or, without duplication, distributed on or prior to the related Payment Date to the Noteholders.

         Notwithstanding anything else in this Agreement, the Base Indenture and any Series Supplement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account, as provided in any Series Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Payment Date to Noteholders or to any Enhancement Provider pursuant to the terms of any Series Supplement or agreement relating to such Enhancement, (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer may allocate such excess amount to the Trust Interest and pay such amount to the Trust in accordance with subsection 4.03(c) and (iii) the Servicer shall transfer to, or at the direction of, the Issuer any amounts representing Credit Balances promptly after the date of receipt of such amounts.

         (b) Allocation of Collections Between Finance Charge Receivables and Principal Receivables. At all times and for all purposes of this Agreement, the Base Indenture and any Series Supplement, the Servicer shall allocate Collections received in respect of any Premium Finance Obligation for any Monthly Period to Finance Charge Receivables and to Principal Receivables in the manner specified in subsection 1.02(f) hereof.

         (c) Allocations for the Trust Interest. Throughout the existence of the Trust, unless otherwise stated in any Series Supplement, the Servicer shall allocate to the Trust an amount equal to the product of (A) the Issuer Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement or the Base Indenture to the contrary, unless otherwise stated in any Series Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Trust Interest pursuant to any Series Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Issuer.

         (d) Adjustments to Trust Interest. The Servicer shall be obligated on or prior to each Determination Date to deduct on a net basis for each Monthly Period from the aggregate amount of Principal Receivables (with respect to Originator Receivables and Underlying Receivables) used to calculate the Trust Interest as provided in this paragraph of subsection 4.03(d) (a "Credit Adjustment") the portion of each Principal Receivable (relating to each Originator Receivable and Underlying Receivable) which is reduced by the

Servicer by any rebate, refund, charge-back or adjustment (other than in connection with a work-out of a Receivable for credit reasons) (including due to any Servicer errors) made in accordance with the Guidelines.

         (e) Payment on Dilution. In the event that on any date of determination specified in the Related Documents, the Trust Interest is less than the Minimum Trust Interest as a result of a Credit Adjustment pursuant to subsection 4.03(d) and the Seller does not have sufficient Eligible Receivables to comply with
Section 2.06, the Seller shall deposit cash into the Collection Account in an amount equal to the excess of such Credit Adjustment over the amount of Eligible Receivables available for such purpose, including interest to the date of deposit at the applicable rate that would have accrued on the amount of such excess had such reduction not occurred.

                               [End of Article IV]

                                   ARTICLE V

                                   [RESERVED]


                                   ARTICLE VI

                                    THE NOTES

         Section 6.01. Appointment of Paying Agent.

         Subject to Section 2.7 of the Base Indenture, the Servicer (if the Indenture Trustee is the Paying Agent) may revoke the power of the Paying Agent to withdraw funds from any account maintained for the benefit of the Noteholders pursuant to the Indenture and remove the Paying Agent, if the Servicer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Base Indenture and any Series Supplement in any material respect or for other good cause. The Servicer shall notify each of the Rating Agencies of the removal of any Paying Agent pursuant to the immediately preceding sentence.

         Section 6.02. Meetings of Noteholders. To the extent provided by the Series Supplement for any Series issued in whole or in part in Bearer Notes, the Servicer may at any time call a meeting of the Noteholders of such Series, to be held at such time and at such place as the Servicer shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series, subject to Section 13.01 of this Agreement.

                               [End of Article VI]

                                  ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLER

         Section 7.01. Liability of the Seller. The Seller shall be liable in accordance herewith to the extent of the obligations specifically undertaken by it.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of the Seller.

         (a) The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

         (i) if the Seller is not the surviving entity, the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance of every covenant and obligation of the Seller hereunder and under the Related Documents and shall benefit from all the rights granted to the Seller as applicable hereunder;

         (ii) if the Seller is not the surviving entity, such Person certifies in writing to the Indenture Trustee that all of the representations and warranties of the Seller set forth in the Related Documents are true and correct in all respects with respect to such Person as of the date of consolidation, merger or transfer, as the case may be;

         (iii) the Seller has delivered to the Indenture Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement, if any, comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, that such supplemental agreement, if any, is the legal, valid, binding and enforceable obligation of the parties thereto;

         (iv) the Indenture Trustee shall have been advised in writing by each Rating Agency for each outstanding Series of Notes that the rating of the related Class(es) of Notes will not be lowered or withdrawn as a result of such transaction;

         (v) if the Seller is not the surviving entity, the AIG Support Agreement remains in effect with respect to the successor entity; and

         (vi) the Seller shall have delivered to the Indenture Trustee a Tax Opinion, dated the date of such merger, conveyance or transfer, with respect thereto.

         (b) The respective obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the respective obligations of the Seller hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

         Section 7.03. Limitation on Liability. The respective directors, officers, employees or agents of the Seller shall not be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any supplements hereto; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Seller against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.05, the Seller shall not be under any liability to the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as the Seller pursuant to this Agreement or any supplement whether arising from express or implied duties under this Agreement or any supplement hereto; provided, however, that this provision shall not protect the Seller against any liability which would otherwise be imposed by reason of (x) willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or (y) breach of the express terms of any Related Document. The Seller and any of its respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Section 7.04. [RESERVED].

         Section 7.05. Indemnification of the Trust, the Owner Trustee and the Indenture Trustee by the Seller. The Seller shall indemnify and hold harmless the Trust, the Owner Trustee, and the Indenture Trustee, its officers, directors, employees and agents, from and against any loss, liability, damage or injury suffered or sustained by reason of any violation by the Trust, the Owner Trustee, the Indenture Trustee or the Servicer of any laws applicable to any Receivable, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify the Indenture Trustee, its officers, directors, employees and agents if such loss, liability, expense, damage or injury is imposed by or results from fraud, negligence or willful misconduct by the Indenture Trustee, its officers, directors, employees and agents in the performance of its duties under this Agreement, the Base Indenture or any Series Supplement; provided, further, that the Seller shall not indemnify the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Indenture

Trustee at the request of the Noteholders (other than those incurred in connection with the exercise of the rights conferred hereunder and under the Related Documents). Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall survive the termination of this Agreement and the Trust or the resignation or removal of the Indenture Trustee and shall run directly to and be enforceable by an injured party subject to the limitations of this Section 7.05.

         Section 7.06. Other Rights and Obligations of the Seller.

         The Seller hereby agrees to perform any and all the duties and obligations of the Seller set forth in the Base Indenture or any Series Supplement thereto that are specifically identified therein as duties and obligations of the Seller and shall have the right to exercise any and all rights set forth in the Base Indenture and any Series Supplement thereto, including:

         (a) Amortization Period. With respect to any Series, if specified in the related Series Supplement, the Seller can elect to commence the Amortization Period with respect to any such Series earlier than the scheduled commencement date with respect thereto or to extend the commencement of an Amortization Period to a date later than the scheduled commencement date upon satisfaction of the conditions specified in the related Series Supplement.

         (b) Clean-Up. With respect to any Series, if specified in the related Series Supplement, the Servicer shall have the right to purchase any outstanding Class of Notes of any Series, in accordance with the terms and conditions set forth therein.

         (c) Repurchase of Long-Term Receivables. To the extent provided in any Series Supplement, the Seller shall have the obligation to purchase Long-Term Receivables as specified therein.

         (d) Refinancing. With respect to any Series, if specified in the related Series Supplement, the Seller shall have the right to exercise any rights to refinance any Class of any Series of Notes, as specified in the Series Supplement with respect to such Series.

                              [End of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

         Section 8.01. Liability of the Servicer. The Servicer hereby agrees to perform any and all duties and obligations set forth in the Base Indenture or any Series Supplement thereto that are specifically identified therein as duties of the Servicer. Subject to the foregoing, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by it in such capacity herein.

         Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. (a) Each Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

         (i) if such Servicer is not the surviving entity, the corporation formed by such consolidation or into which such Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of such Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee in form and substance satisfactory to the Indenture Trustee, the performance of every covenant and obligation of such Servicer hereunder, and any covenant or obligation, if any, of such Servicer under the Indenture (including any Series Supplement);

         (ii) if such Servicer is not the surviving entity, such Person certifies in writing to the Indenture Trustee that it is an Eligible Servicer and that all of the representations and warranties set forth in Section 3.03 are true and correct in all respects with respect to such Person, in each case as of the date of consolidation, merger or transfer, as the case may be;

         (iii) such Servicer has delivered to the Indenture Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement, if any, comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, that such supplemental agreement, if any, is the legal, valid, binding and enforceable obligation of the parties thereto; and

         (iv) the Indenture Trustee shall have been advised in writing by each Rating Agency for each outstanding Series of Notes that the rating of the related Class(es) of Notes will not be lowered or withdrawn as a result of such transaction; and

         (v) if the Servicer is not the surviving entity, the AIG Support Agreement remains in effect with respect to the successor entity.

         (b) The obligations and duties of the Servicer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Servicer hereunder except in accordance with the provisions of subsection 8.02(a),
Section 8.07 or as a result of the appointment of a Successor Servicer pursuant to Section 10.02.

         Section 8.03. Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents who are natural persons of the Servicer shall not be under any liability to the Trust, the Owner Trustee, the Indenture

Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any supplement hereto; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04 with respect to the Trust, the Owner Trustee and the Indenture Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, its officers, directors, employees and agents, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any supplement hereto; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of (x) willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Series Supplement or (y) breach of the express terms of any Related Document.. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Trust Assets in accordance with this Agreement, the Base Indenture and any Series Supplement which in its reasonable opinion may involve it in any expense or liability.

         Section 8.04. Servicer Indemnification of the Trust, the Owner Trustee and the Indenture Trustee. The Servicer shall (jointly and severally if more than one Person is acting as Servicer) indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust, the Owner Trustee or the Indenture Trustee pursuant to this Agreement, the Base Indenture and any Series Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Indenture Trustee, its officers, directors, employees and agents if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, breach of fiduciary duty or willful misconduct by the Indenture Trustee, its officers, directors, employees and agents in the performance of its duties under this Agreement, the Base Indenture and any Series Supplement; provided further, that the Servicer shall not indemnify the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the

Trust with respect to any action taken by the Indenture Trustee at the request of the Noteholders (other than those incurred in connection with the exercise of the rights conferred hereunder and under the Related Documents); provided further, that the Servicer shall not indemnify the Trust, the Noteholders or the Note Owners as to any losses, claims, damages or liabilities incurred by any of them in their capacities as investors as a result of credit losses on the Receivables; and provided further, that the Servicer shall not indemnify the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Noteholders or the Note Owners in connection herewith to any taxing authority (except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.03). Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall survive the termination of this Agreement and the Trust or the resignation or removal of the Indenture Trustee and shall run directly to and be enforceable by an injured party subject to the limitations of this Section 8.04.

         Section 8.05. Servicer Not to Resign. No Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which such Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of any Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer's Certificate, each to such effect delivered, and satisfactory in form and substance, to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 10.02 hereof. If the Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder.

         Section 8.06. Access to Certain Documentation and Information Regarding the Trust Assets. The Servicer shall provide to the Owner Trustee and the Indenture Trustee access to the documentation regarding the Trust Assets in such cases where the Owner Trustee and the Indenture Trustee is required, in connection with the enforcement of the rights of the Noteholders (without regard to any grace period that may be required before a related breach of contract may become a Pay Out Event, Event of Default or Servicer Default) or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Seller, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Insureds and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

         Section 8.07. Transfer of Duties. It is understood and agreed by the parties hereto that any Servicer may transfer its servicing duties hereunder to
(i) any of its Affiliates or (ii) to any other Person which is an Eligible Servicer if, in either case, each Rating Agency for each outstanding Series of Notes has advised the Indenture Trustee in writing that the rating of the related Class(es) of Notes will not be lowered or withdrawn as a result of such transfer; provided that, in either case, the AIG Support Agreement shall remain in effect with respect to such Affiliate or Person. No such transfer shall become effective until such Affiliate or Person shall have assumed the responsibilities and obligations of such Servicer in accordance with Section
10.02 hereof.

         Section 8.08. Servicer to Pay Rating Agency Fees. The Servicer covenants and agrees to pay to each Rating Agency from time to time the fees of such Rating Agency for all services rendered by it in connection with the Trust or any Series or any Class within a Series.

                              [End of Article VIII]

                                   ARTICLE IX
                                   [RESERVED]

                                   ARTICLE X

                                SERVICER DEFAULTS

         Section 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) the failure by the Servicer to make any payment, transfer or deposit (other than with respect to any Credit Balances) or to give instructions or notice to the Indenture Trustee pursuant to this Agreement, Article 5 of the Base Indenture, as amended by any Series Supplement or to instruct the Indenture Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, the Base Indenture, or any Series Supplement;

         (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, the Base Indenture, or any Series Supplement (other than those set forth in subsections 3.03(g), (i) and (j)), which has a material adverse effect on the Noteholders of any outstanding Series (which determination shall be made without regard to the availability of any Enhancement or similar credit support device) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, stating that such notice is a "Notice of

Servicer Default" hereunder and requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing in the aggregate not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Noteholders for such period; or the Servicer shall delegate or assign its duties under this Agreement, except as permitted by Section 8.02 or 8.07; provided, however, that failure on the part of the Servicer duly to observe or perform in any respect any covenants or agreements of the Servicer set forth in subsections 3.03(g), (i) or (j) of this Agreement, which has a material adverse effect on the Noteholders of any Series (which determination shall be made without regard to the availability of any Enhancement or similar credit support device) and which continues after, and notwithstanding, the removal or payment by the Servicer of the related Receivable in accordance with the last paragraph of Section 3.03, shall be a Servicer Default unless the Servicer shall have, within 60 days after the date (following such removal or payment) on which written notice of such continuing material adverse effect shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing in the aggregate not less than 50% of the Investor Interest of any Series adversely affected thereby, remedied such failure;

         (c) any representation, warranty or certification made by the Servicer in this Agreement or any supplement hereto, or in the Indenture (including any Series Supplement thereto) or in any certificate (including without limitation any Monthly Servicer Report) delivered pursuant to this Agreement or any supplement hereto, or the Indenture (including any Series Supplement thereto) shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders of any Series (which determination shall be made without regard to the availability of any Enhancement or similar credit support device) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Holders of Notes evidencing in the aggregate not less than 50% of the Investor Interests of any Series adversely affected thereby and which continues to have a material adverse effect on Noteholders; or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or other similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or any Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or any Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations or take any corporate action in furtherance of any of the foregoing; then, so long as such Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing in the aggregate more than 50% of the Aggregate Investor Interest, by notice then given in writing to such Servicer (and to the Indenture Trustee if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and obligations of such Servicer as Servicer under this Agreement and in and to the Receivables. Any determination that an inaccuracy or other event, which with notice and/or the passage of time would constitute a Servicer Default, would have a material adverse effect on Holders of one or more Series of Notes shall be made without regard to the availability of any Enhancement or similar credit support device with respect to such Series. After receipt by such Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 10.02, all authority and power of such Servicer under this Agreement shall pass to and be vested in the Successor Servicer; and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of such Servicer to cooperate) to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The terminated Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of such Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of such Servicer to service the Trust Assets provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by such Servicer for deposit, or which have been deposited by such Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Trust Assets, and in assisting the Successor Servicer and in enforcing all rights to Recoveries allocable to the Trust. The terminated Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Trust Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Trust Assets in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require such Servicer to disclose to the Successor Servicer information of any kind which such Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as such Servicer shall deem reasonably necessary to protect its interests. Subject to the immediately preceding sentence, the terminated Servicer agrees to grant to the Successor Servicer an exclusive, non-transferable, non-assignable license to utilize the software which is owned by such Servicer and which is used by such Servicer in connection with the servicing of the Premium Finance Obligations and the related Receivables; provided, however, that such software shall be used by the

Successor Servicer solely for the purposes of servicing the Trust Assets. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the terminated Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the terminated Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the terminated Servicer shall provide the Indenture Trustee, any Enhancement Provider, the Seller, owners of the beneficial interest in the Trust, and the Holders of Notes with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

         Section 10.02. Indenture Trustee to Act; Appointment of Successor.

         (a) On and after the receipt by a Servicer of a Termination Notice pursuant to Section 10.01, such Servicer shall continue to perform all servicing functions under this Agreement, the Base Indenture and any Series Supplement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Indenture Trustee, until a date mutually agreed upon by such Servicer and the Indenture Trustee. The Indenture Trustee shall notify each Rating Agency, the Trust and the Owner Trustee of such removal of a Servicer. The Indenture Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. The Indenture Trustee may obtain bids from any potential successor servicer. If the Indenture Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Indenture Trustee is legally unable to act as Successor Servicer, then the Indenture Trustee shall notify each Enhancement Provider of the proposed sale of the Originator Receivables serviced by such Servicer and shall provide each such Enhancement Provider an opportunity to bid on such Originator Receivables and shall offer the Seller the right of first refusal to purchase such Originator Receivables on terms equivalent to the best purchase offer as determined by the Indenture Trustee (which shall be the average bid quoted by two recognized dealers for similar securities rated in comparable rating categories by each Rating Agency and having a remaining maturity approximately equal to the remaining maturity of each Series), but in no event less than an amount equal to the Aggregate Investor Interest on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Notes at the applicable Note Rate through the date of such purchase and any other amounts owed to Noteholders, as specified in the related Series Supplement for each Series; provided, however, that if (i) the AIG Support Agreement is not in effect at the time of such purchase and (ii) the short-term unsecured debt obligations or long-term unsecured debt obligations of the Seller (or any Affiliate of the Seller that may agree at such time to guarantee payment of such purchase price) are not rated at the time of such purchase at least P-3 or Baa3, respectively, by Moody's, no such purchase by the Seller shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Indenture Trustee and, if Moody's is a Rating Agency with respect to any Series of Notes outstanding, to Moody's, that such purchase would not constitute a fraudulent conveyance of the Seller. The proceeds of such sale shall be deposited in the Payment Account, or any Series Account, as provided in the related Series Supplement, for distribution to the Noteholders of each outstanding Series pursuant to Section 12.5 of the Base Indenture. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when such Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of receivables comparable to the Receivables as the Successor Servicer hereunder.

         (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the terminated Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof, shall be deemed to have made the representations and warranties set forth in Section 3.03 as of the date of succession and all references in this Agreement, the Base Indenture and any Series Supplement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement. Notwithstanding the above, the Indenture Trustee, if it becomes Successor Servicer pursuant to this Section, shall have no responsibility or obligation (i) to repurchase or substitute any Trust Asset, (ii) to cure losses on Permitted Investments directed by a predecessor Servicer, (iii) for any representation or warranty of a predecessor Servicer pursuant to Section 3.03, and (iv) for any act of such predecessor Servicer prior to the date the Indenture Trustee assumes the capacity of such Servicer pursuant to this Section.

         (c) In connection with such appointment and assumption, the Indenture Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to any Servicer pursuant to Section 3.02. The Issuer agrees that if any Servicer is terminated hereunder, it shall deposit or cause to be deposited with the Indenture Trustee a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article 5 of the Base Indenture to pay its share of the compensation of the Successor Servicer.

         (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 of the Base Indenture and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Trust Assets. The outgoing Servicer shall be responsible for all costs and expenses of the transfer of servicing to a Successor Servicer, including the Indenture Trustee if it is acting in such capacity. The Successor Servicer shall transfer its electronic records relating to the Trust Assets to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this
Section 10.02 shall require the Successor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem reasonably necessary to protect its interests.

         Section 10.03. Notification to Noteholders. Within two Business Days after any Servicer becomes aware of any Servicer Default, such Servicer shall give prompt written notice thereof to the Indenture Trustee, each of the Rating Agencies and any Enhancement Provider and the Indenture Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register and the Trust and the Owner Trustee.

         Section 10.04. Waiver of Past Defaults. The Holders of Notes evidencing in the aggregate not less than 66-2/3% of the Investor Interests of each Series adversely affected by any default by the Servicer or the Seller may, on behalf of all Noteholders of such Series, waive any default by the Servicer or the Seller in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article 5 of the Base Indenture and any Series Supplement which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with
Article 5 of the Base Indenture and any Series Supplement. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]

                                   ARTICLE XI

                          ADDITIONAL OBLIGATION OF THE
                      SERVICER WITH RESPECT TO THE TRUSTEE

         Section 11.01. The Servicer to Pay Indenture Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust created by the Base Indenture and in the exercise and performance of any of the powers and duties under the Base Indenture, any Series Supplement and hereunder of the Indenture Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Indenture Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Indenture Trustee) incurred or made by the Indenture Trustee in accordance with any of the provisions of this Agreement and the Base Indenture and any Series Supplement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Indenture Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this Section 11.01 shall not apply to expenses, disbursements and advances made or incurred by the Indenture Trustee in its capacity as Successor Servicer.

         The obligations of the Servicer under this Section 11.01 shall survive the termination of the Trust and the resignation or removal of the Indenture Trustee.

         Section 11.02. Successor Indenture Trustee.

         (a) If the Indenture Trustee resigns or is removed pursuant to the terms of the Base Indenture or if a vacancy exists in the office of the Indenture Trustee for any reason, the Servicer shall promptly appoint a successor Trustee meeting the requirements of Section 11.9 of the Base Indenture, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee.

         (b) The Servicer agrees to execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all rights, powers, duties and obligations under the Indenture and hereunder.

         Section 11.03. Tax Returns. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Servicer, upon request, will furnish the Indenture Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. Except to the extent the Servicer breaches its obligations or covenants contained in this
Section 11.03 of this Agreement, in no event shall the Servicer be liable for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

         Section 11.04. Final Payment with Respect to Any Series. The Servicer shall provide any notice of termination as specified in Section 12.5(a) of the Base Indenture and in accordance with the procedures set forth therein.

                               [End of Article XI]

                                  ARTICLE XII



                                   [RESERVED]

                              [End of Article XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01. Amendment.

         (a) This Agreement may be amended in writing from time to time by the Issuer, the Servicer, the Seller and the Indenture Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, that such action shall not adversely affect in any material respect the interests of any Noteholder.

         (b) This Agreement may also be amended in writing from time to time by the Issuer, the Servicer, the Seller and the Indenture Trustee with the consent of the Holders of Notes evidencing in the aggregate not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Notes of such Series without the consent of each Holder of Notes of such Series, (ii) change the definition of or the manner of calculating the Investor Interests, the Investor Percentage or the Aggregate Investor Default Amount of such Series without the consent of each Holder of Notes of such Series, (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Holder of Notes of all Series adversely affected or
(iv) result in a reduction or withdrawal of the then current ratings of any outstanding Notes by any Rating Agency. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's rights, duties or immunities under this Agreement or otherwise.

         (c) [RESERVED].

         (d) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish notification of the substance of such amendment to each Noteholder of each Series affected thereby, to any related Enhancement Provider and to each Rating Agency providing a rating for such Series.

         (e) It shall not be necessary for the consent of Noteholders under this
Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (f) Any amendments deemed made in connection with the addition to or removal of Originator Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a) and (b).

         (g) In connection with any amendment, the Indenture Trustee may request an Opinion of Counsel from the Seller or Servicer to the effect that the amendment complies with all requirements of this Agreement, except that such counsel shall not be required to opine on factual matters.

         Section 13.02. Protection of Right, Title and Interest to Trust.

         (a) The Servicer shall cause this Agreement, the Base Indenture and any Series Supplement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Noteholders and the Indenture Trustee's right, title and interest to the Trust Estate to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Noteholders or the Indenture Trustee, as the case may be, hereunder to all property comprising the Trust Estate. The Servicer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

         (b) Within 30 days after the Seller, AIR or any Originator makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph
(a) above and 2.01 seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of Delaware, New York, New Hampshire or California, the Seller shall give the Indenture Trustee notice of any such change and shall file (or to be filed) such financing statements or amendments as may be necessary to continue the Trust's security interest in the Trust Assets and the proceeds thereof.

         (c) Each of the Originators, AIR, the Seller and the Servicer will give the Indenture Trustee and the Owner Trustee prompt written notice of any relocation of any office from which it services Trust Assets or keeps records concerning the Trust Assets or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the Trust's security interest in the Trust Estate and the proceeds thereof. The Seller and the

Servicer will at all times maintain each office from which it services Trust Assets and its principal executive office within the United States of America.

         Section 13.03. [RESERVED].

         Section 13.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SALE AND SERVICING AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 13.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Issuer, to AIG Credit Premium Finance Master Trust c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Office, and to AIC, as Trust Administrator, to 160 Water Street, New York, New York 10038-4922, Attention: President (b) in the case of the Seller, to 160 Water Street, New York, New York 10038-4922, Attention: President, (c) in the case of IP Finance I, IP Finance II and IP Funding 15303 Ventura Blvd., Suite 1600, Sherman Oaks, California 91403, Attention: President (d) in the case of AIC, to 160 Water Street, New York, New York 10038-4922, Attention: President, (e) in the case of AICCO, to 777 South Figueroa Street, Los Angeles, California 90017,
Attention: President, (f) in the case of the Indenture Trustee, to the Corporate Trust Office, (g) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Series Supplement relating to such Series and (h) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Series Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Series Supplement, any notice required or permitted to be mailed to a Noteholder shall be given as required in the Base Indenture or any related Series Supplement .

         Section 13.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 13.07. Assignment. Except as provided in Section 8.02 or 8.07, this Agreement may not be assigned by the Servicer.

         Section 13.08. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Agreement or the Related Documents or any matter arising hereunder or thereunder.

         Section 13.09. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to all or any portion of the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee, any Enhancement Provider or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 13.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 13.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Noteholders and, to the extent provided in the related Series Supplement, to the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII and Sections 7.04, 7.05, 7.06 and 8.04 hereof, no other Person will have any right or obligation hereunder.

         Section 13.13. Actions by Noteholders

         (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. Notwithstanding anything in this Agreement to the contrary, none of the Seller, the Servicer or any Affiliate thereof shall have any right to vote with respect to any Note except as specifically provided in Section 9.2(a) of the Base Indenture.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 13.14. Rule 144A Information. For so long as any of the Notes of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Seller, the Servicer, the Indenture Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such a Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

         Section 13.15. No Bankruptcy Petition Against the Trust. Each of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture, it will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any of the Related Documents; provided, however, that nothing in this Section 13.15 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer of any party to this Agreement. In the event that any of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee takes action in violation of this Section 13.15, the Issuer shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such party against the Issuer or the commencement of such action and raising the defense that such party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this
Section 13.15 shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by any of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving the Issuer.

         Section 13.16. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank Delaware, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank

Delaware but is made and intended for the purpose of binding only the Issuer and
(c) under no circumstances shall Chase Manhattan Bank Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement.

         Section 13.17. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

         Section 13.18. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                              [End of Article XIII]

         IN WITNESS WHEREOF, the Seller, the Servicer and the Indenture Trustee have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                               AIG CREDIT PREMIUM
                                               FINANCE MASTER TRUST,
                                               as Issuer

                                               By:  CHASE MANHATTAN
                                               BANK DELAWARE, not in its
                                               individual capacity but
                                               solely as Owner Trustee

                                               By: /s/ Denis Kelly
                                                   ---------------------------
                                               Name: Denis Kelly
                                               Title: Assistant Vice President

                                               A.I. RECEIVABLES TRANSFER
                                               CORP., as Seller

                                               By: /s/ Michael D. Vogen
                                                  ----------------------------
                                                  Name: Michael D. Vogen
                                                  Title: Vice President


                                               A.I. CREDIT CORP., as a Servicer

                                               By: /s/ Michael D. Vogen
                                                  ----------------------------
                                                  Name: Michael D. Vogen
                                                  Title: Senior Vice President


                                               AICCO, INC., as a Servicer

                                               By: /s/ Michael D. Vogen
                                                  ----------------------------
                                                  Name: Michael D. Vogen
                                                  Title: Senior Vice President


                                               IMPERIAL PREMIUM FUNDING,
                                               INC., as a Servicer

                                               By: /s/ Michael D. Vogen
                                                  ----------------------------
                                                  Name: Michael D. Vogen
                                                  Title: Senior Vice President

                                            IMPERIAL PREMIUM  FINANCE,
                                            INC., as a Servicer

                                            By: /s/ Michael D. Vogen
                                               ----------------------------
                                               Name: Michael D. Vogen
                                               Title: Senior Vice President


                                            IMPERIAL PREMIUM  FINANCE,
                                            INC., as a Servicer

                                            By: /s/ Michael D. Vogen
                                               ----------------------------
                                               Name: Michael D. Vogen
                                               Title: Senior Vice President


                                            BANK ONE, NATIONAL
                                            ASSOCIATION, as the Indenture
                                            Trustee

                                            By: /s/ Steve M. Husbands
                                               ----------------------------
                                               Name: Steve M. Husbands
                                               Title: Assistant Vice President

                                                                       EXHIBIT A



                                   [RESERVED]

                                                                       EXHIBIT B
                                              FORM OF CONFIRMATION OF ASSIGNMENT
                                                       OF ADDITIONAL RECEIVABLES



                                 CONFIRMATION OF
                      ASSIGNMENT OF ADDITIONAL RECEIVABLES
                      ------------------------------------

         CONFIRMATION OF ASSIGNMENT No. _____ OF ADDITIONAL RECEIVABLES, dated as of ______________, ____________ by A.I. Receivables Transfer Corp. (the "Seller"), to AIG Credit Premium Finance Master Trust (the "Trust") pursuant to the Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Seller, the Trust and Bank One, National Association (the "Indenture Trustee") are parties to the Sale and Servicing Agreement, dated as of November 8, 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Sale and Servicing Agreement");

         WHEREAS, the Seller has, pursuant to the Sale and Servicing Agreement, conveyed Additional Receivables to the Trust as of the Addition Dates therefor and Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") has accepted such conveyance; and

         WHEREAS, the Seller is required, pursuant to the Sale and Servicing Agreement, to deliver this Confirmation of Assignment to the Owner Trustee and the Indenture Trustee;

         NOW, THEREFORE, the Seller, the Owner Trustee and the Indenture Trustee hereby agree as follows:

         1. Defined Terms. All terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Confirmation of Assignment is delivered to the Owner Trustee and the Indenture Trustee.

         2. Description of Receivables. The Seller shall deliver to the Indenture Trustee herewith a computer file or microfiche list containing a true and complete list of all Originator Receivables (including Additional Receivables), identifying each by account number and the aggregate amount of the related Originator Receivables as of the end of the preceding Monthly Period. Such list shall be marked as Schedule I to this Confirmation of Assignment and, as of the end of the preceding Monthly Period, shall be incorporated into and made a part of this Confirmation of Assignment and the Sale and Servicing Agreement.

         3. Confirmation of Conveyance of Receivables.

         (a) The Seller does hereby confirm its transfer, assignment and conveyance under the Sale and Servicing Agreement to the Trust for the benefit of the Noteholders, without recourse, of all of right, title and interest in and to the Originator Receivables (including Additional Receivables as of the Addition Dates therefor), including all Collections thereon, other than Credit Balances, received by the Seller after the Initial Cut-Off Date (or, with respect to Additional Receivables, after the Addition Dates therefor) and including all the right, title and interest of the Seller in (i) all rights of the Third-Party Originator, the Originators and/or the Seller in respect of Unearned Premium and collateral for any Premium Finance Obligation, (ii) all claims against Third-Party Originators, (iii) any other collateral, guarantees or support arrangements pertaining to the Premium Finance Obligations, (iv) all books and records relating to any of the foregoing (including software programs and related licenses) and (v) all recoveries with respect to the foregoing.

         (b) In connection with such transfer, the Seller agrees, at its own expense, on or prior to the date of this Confirmation of Assignment, to cause AIC, AICCO, IP Finance I, IP Finance II and/or IP Funding, as applicable, to indicate in their computer files that the Additional Receivables, from Premium Finance Obligations under Premium Finance Agreements, have been transferred to the Trust pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

         4. Acceptance by Trustee. Each of the Owner Trustee and the Indenture Trustee hereby acknowledges its acceptance for the benefit of the Noteholders of all right, title and interest previously held by the Seller in and to the Originator Receivables (including Additional Receivables) and confirms that it shall maintain such right, title and interest, upon the trust set forth in the Sale and Servicing Agreement, for the benefit of all Noteholders.

         5. Representations and Warranties of the Seller. The representations and warranties of the Seller contained in subsections 2.04(a), 2.04(b) and 2.04(c) of the Sale and Servicing Agreement are true and correct as of the date hereof and each Addition Date.

         6. Additional Representations and Warranties of the Seller. The Seller hereby further represents and warrants to the Trust that (a) the execution and delivery of this Confirmation of Assignment by it and the consummation of the transactions provided for or referred to in this Confirmation of Assignment have been duly authorized by it by all necessary corporate action on its part, do not require any approval, authorization, consent, order or other action of any Person or of any governmental body or official, do not and will not conflict with or violate any Requirements of Law applicable to it or any of its properties, and do not and will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its properties are bound and (b) this Confirmation of Assignment constitutes, as of the date hereof, a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (ii) except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         7. Counterparts. This Confirmation of Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         8. Governing Law. THIS CONFIRMATION OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS CONFIRMATION OF ASSIGNMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         9. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this assignment or the Related Documents or any matter arising hereunder or thereunder.

         IN WITNESS WHEREOF, the undersigned have caused this Confirmation of Assignment of Additional Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                 A.I. RECEIVABLES TRANSFER CORP.,
                                 as Seller

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:


                                 AIG CREDIT PREMIUM FINANCE MASTER TRUST

                                 By:  CHASE MANHATTAN BANK DELAWARE,
                                      not in its individual capacity but
                                      solely as Owner Trustee

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:


                                 BANK ONE, NATIONAL ASSOCIATION,
                                 as Trustee

                                 By:
                                    -----------------------------
                                    Name:
                                    Title:

                                                                   Schedule I to
                                                      Confirmation of Assignment
                                                       of Additional Receivables
                                                       -------------------------



             LIST OF RECEIVABLES (INCLUDING ADDITIONAL RECEIVABLES)
             ------------------------------------------------------
                              [Deemed Incorporated]

                                                                       EXHIBIT C
                                                 FORM OF MONTHLY SERVICER REPORT



                             MONTHLY SERVICER REPORT
                             -----------------------

                AIC PREMIUM FINANCE MASTER TRUST SERIES [____]*

                MONTHLY PERIOD ENDING ___________________________

Capitalized terms used in this notice have their respective meanings set forth in the Sale and Servicing Agreement, the Base Indenture or the Series [____]* Supplement, as applicable. References herein to certain sections and subsections are references to the respective sections and subsections of the Sale and Servicing Agreement, (the "Agreement"). This report is delivered pursuant to
Section 3.04(b) of the Agreement.

         A) A.I. Credit Corp. ("AIC"), AICCO, Inc. ("AICCO"), Imperial Premium Finance, Inc. ("IP Finance I"), Imperial Premium Finance, Inc. ("IP Finance II") and Imperial Premium Funding, Inc. ("IP Funding") are the Servicer under the Agreement.
         B)       The undersigned is a Servicing Officer.
         C) The date of this notice is a Determination Date under the Agreement.

I. GENERAL INFORMATION (as of the Transfer Date referred to below or such other date as may be specified in the Agreement)

         A.       Class A Available Funds                                                        $

         B.       Class B Available Funds                                                        $

         C.       Class C Available Funds                                                        $

         D.       Available Investor Principal Collections for Series [____]*

                  1.       Investor Principal Collections for the related
                           Monthly Period                                                        $

                           Less
                           ----


----------------------------
*Specify Series designation.


                                      C-1

                  2.       Reallocated Principal Collections required to fund
                           Class A Required Amount and Class B Required Amount                   $

                           Plus
                           ----

                  3.       Shared Principal Collections allocated to Series [____]*              $

                           Net                                                                   $

         E.       Default Amount

                  1.       Class A Investor Default Amount                                       $

                  2.       Class B Investor Default Amount                                       $

                  3.       Class C Investor Default Amount                                       $

                           Total                                                                 $

         F.       Trust Interest

                  1.       Principal Receivables                                                 $

                           Less

                  2.       Outstanding Investor Interests                                        $

                           Net                                                                   $

         G.       Minimum Trust Interest as of end of Monthly Period**

                  1.       104% of Aggregate Initial Investor Interests                          $

                  2.       Aggregate Investor Interests                                          $

                  3.       Excess Receivables Amount                                             $

                           Net                                                                   $

--------------------------
** If this information has not been completed then the Servicer certifies that the Trust Interest as of the date of this report is not less than 50% of Trust assets as of the close of business on the last day of the above referenced
Monthly Period and that such Trust Interest exceeds the Minimum Trust Interest as of end of such Monthly Period.


                                      C-2

         H.       Reallocated Principal Collections

                  1.       Reallocated Class A Principal Collections                              $

                  2.       Reallocated Class B Principal Collections                              $

                  3.       Reallocated Class C Principal Collections                              $

                           Total                                                                  $

         I.       [____]* Yield Enhancement Account Deposit

                  1.       Available Yield Enhancement Amount                                    $

                  2.       Excess Finance Charges                                                $

II.      INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 5.15, the Servicer does hereby instruct the Indenture
Trustee (i) to make withdrawals from the Finance Charge Account, the Principal
Account and the Excess Funding Account on ____ ___, ____ which date is a Transfer Date under the Sale and Servicing Agreement, in the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with the specified subsection of Section 5.15:

         A.       Pursuant to subsection 5.15(a)(i):

                  1.       Class A Monthly Interest                                              $

                  2.       Class A Deficiency Amount                                             $

                  3.       Class A Additional Interest                                           $

         B.       Pursuant to subsection 5.15(a)(ii):

                  1.       Class A Servicing Fee                                                 $

                  2.       Accrued and unpaid Class A Servicing Fee                              $

                                      C-3

         C.       Pursuant to subsection 5.15(a)(iii):

                  1.       Class A Investor Default Amount                                       $

         D.       Pursuant to subsection 5.15(b)(i):

                  1.       Class B Monthly Interest                                              $

                  2.       Class B Deficiency Amount                                             $

                  3.       Class B Additional Interest                                           $

         E.       Pursuant to subsection 5.15(b)(ii):

                  1.       Class B Servicing Fee                                                 $

                  2.       Accrued and unpaid Class B Servicing Fee                              $

         F.       Pursuant to subsection 5.15(c)(i):

                  1.       Class C Servicing Fee                                                 $

                  2.       Accrued and unpaid Class C Servicing Fee                              $

                           Total of A through F                                                  $

         G.       Pursuant to subsection 5.15(d)(i):

                  1.       Amount to be treated as Shared Principal Collections
                           for other Series                                                      $

         H.       Pursuant to subsection 5.15(d)(ii):

                  1.       Amount to be paid to the Trust (Trust Interest
                           greater than Minimum Trust Interest)                                  $

                  2.       Amount to be deposited into Excess Funding Account
                           (Seller Trust Interest not greater than Minimum Trust
                           Interest)                                                             $

                           Total of G and H                                                      $

         I.       Pursuant to subsection 5.15(e)(i):

                  1.       Class A Monthly Principal                                             $


                                      C-4

         J.       Pursuant to subsection 5.15(e)(ii):

                  1.       Class B Monthly Principal                                             $

         K.       Pursuant to subsection 5.15(e)(iii)

                  1.       Class C Monthly Principal                                             $

         L.       Pursuant to subsection 5.15(e)(iv):

                  1.       Amount to be treated as Shared Principal Collections
                           for other Series                                                      $

         M.       Pursuant to subsection 5.15(e)(v):

                  1.       Amount to be paid to the Trust (Trust Interest
                           greater than Minimum Trust Interest)                                  $

                  2.       Amount to be deposited into Excess Funding Account
                           (Trust Interest not greater than Minimum Trust
                           Interest)                                                             $

                           Total of I through M $

         N.       Pursuant to subsection 5.15(h):

                  1.       Amount to be distributed to Class A Noteholders

                           (A)      Class A Monthly Interest                                     $

                           (B)      Class A Deficiency Amount                                    $

                           (C)      Class A Additional interest                                  $

                  2.       Amount to be distributed to Class B Noteholders

                           (A)      Class B Monthly Interest                                     $

                           (B)      Class B Deficiency Amount                                    $

                           (C)      Class B Additional Interest                                  $


                                      C-5

         O.       Pursuant to subsection 5.15(i) (Controlled, Principal or Rapid
                  Amortization Period only):

                  1.       Amount to be distributed to Class A Noteholders

                           (A)      Class A Monthly Principal                                    $

                  2.       Amount to be distributed to Class B Noteholders

                           (A)      Class B Monthly Principal                                    $

                  3.       Amount to be distributed to Servicer

                           (A)      Class C Servicing Fee

                           (B)      Accrued and unpaid Class C Servicing Fees

                  4.       Amount to be distributed to Class C Noteholders

                           (A)      Class C Monthly Principal                                    $

         P.       Pursuant to subsection 5.15(j) (Refinancing only)

                  1.       Amount to be distributed to Class A Noteholders

                           (A)      All Class A Refinance Amounts                                $

                  2.       Amount to be distributed to Class B Noteholders

                           (A)      All Class B Refinance Amounts                                $

                  3.       Amount to be distributed to the Class C Noteholders

                           (A)      All outstanding principal and accrued and
                                    unpaid interest on the Class C Notes                         $


                                      C-6

         Q.       Pursuant to subsection 5.15(k): (During Decrease Only)

                  1.       Amount to be distributed to Class A Noteholders

                           (A)      Amount equal to Class A Floating Allocation
                                    times such Decrease                                          $

                  2.       Amount to be distributed to Class B Noteholders

                           (A)      Amount equal to Class B Floating Allocation
                                    times such Decrease                                          $

                  3.       Amount to be distributed to Class C Noteholders

                           (A)      Amount equal to Class C Floating Allocation
                                    times such Decrease                                          $

Pursuant to Section 5.17, the Servicer does hereby instruct the Indenture
Trustee (i) to make withdrawals of (A) Excess Spread on deposit in the Finance
Charge Account and (B) funds on deposit in the Yield Enhancement Account with respect to the related Monthly Period in the following amounts and (ii) to apply the proceeds of such withdrawals first from Excess Spread and then from funds in the Yield Enhancement Account in accordance with the specified subsections of
Section 5.17:

         A.       Pursuant to subsection 5.17(a):

                  1.       Class A Required Amount                                               $

         B.       Pursuant to subsection 5.17(b):

                  1.       Aggregate unreimbursed Class A Investor Interest
                           reductions                                                            $

         C.       Pursuant to subsection 5.17(c):

                  1.       Class B Required Amount                                               $

                  2.       Class B Investor Default Amount                                       $

         D.       Pursuant to subsection 5.17(d):

                  1.       Aggregate unreimbursed Class B Investor Interest
                           reductions                                                            $


                                      C-7

         E.       Pursuant to subsection 5.17(e):

                  1.       Class A Financing Costs not previously paid                           $

         F.       Pursuant to subsection 5.17(f):

                  1.       Class B Prior Period Interest                                         $

         G.       Pursuant to subsection 5.17(g):

                  1.       Class B Financing Costs not previously paid                           $

         H.       Pursuant to subsection 5.17(h):

                  1.       Class C Required Amount                                               $

                  2.       Class C Monthly Interest                                              $

                  3.       Class C Deficiency Amount                                             $

                  4.       Class C Additional Interest                                           $

         I.       Pursuant to subsection 5.17(i)

                  1.       Class C Investor Default Amount                                       $

         J.       Pursuant to subsection 5.17(j):

                  1.       Aggregate unreimbursed Class C Investor Interest
                           reductions                                                            $

         K.       Pursuant to subsection 5.17(k):

                  1.       Remaining Excess Spread                                               $

         L.       Pursuant to subsection 5.17(l):

                  1.       Class C Prior Period Interest                                         $

         M.       Pursuant to subsection 5.17(m):

                  1.       Amount to be paid to Trust (Trust Interest greater
                           than Minimum Trust Interest and no Pay Out Event)                     $


                                      C-8

                  2.       Amount to be deposited into Excess Funding Account
                           (Trust Interest not greater than Minimum Trust
                           Interest and no Pay Out Event)                                        $

                  3.       91 Day Delinquency Amount (to be retained in Yield
                           Enhancement Account)                                                  $

                  4.       Other amounts to be retained in Yield Enhancement
                           Account (Pay Out Event has occurred)                                  $

III.     ACCRUED AND/OR UNPAID AMOUNTS

After giving effect to the withdrawals and transfers to be made in accordance with this notice and the distributions to be made on the related Payment Date pursuant to Section 6.1, the following amounts will be accrued and/or unpaid as of such Payment Date:

         A.       Subsections 5.15(a)(i) and (b)(i):

                  1.       The aggregate Class A Additional Interest                             $

                  2.       The aggregate Class B Additional Interest                             $

         B.       Subsections 5.15(a)(ii) and (b)(ii):

                  1.       Accrued unpaid Class A Servicing Fee                                  $

                  2.       Accrued unpaid Class B Servicing Fee                                  $

         C.       Section 5.16:

                  1.       Aggregate unreimbursed Class A Charge-Offs and writedowns             $

                  2.       Aggregate unreimbursed Class B Charge-Offs and writedowns             $

                  3.       Aggregate unreimbursed Class C Charge-Offs and writedowns             $


         IN WITNESS WHEREOF, the undersigned has duly executed this report this ___ day of _____________, ____.

                                       A.I. CREDIT CORP.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       AICCO, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       IMPERIAL PREMIUM FINANCE, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       IMPERIAL PREMIUM FINANCE, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       IMPERIAL PREMIUM FUNDING, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D
                                           FORM OF ANNUAL SERVICER'S CERTIFICATE



                          ANNUAL SERVICER'S CERTIFICATE
                          -----------------------------

         A.I. CREDIT CORP., AICCO, INC., IMPERIAL PREMIUM FINANCE, INC., IMPERIAL PREMIUM FINANCE, INC., IMPERIAL PREMIUM FUNDING, INC.

                                   ----------

                        AIC PREMIUM FINANCE MASTER TRUST

                                   ----------

         The undersigned, duly authorized representatives of A.I. Credit Corp. ("AIC"), AICCO, Inc. ("AICCO"), Imperial Premium Finance, Inc. ("IP Finance I"), Imperial Premium Finance, Inc. ("IP Finance II") and Imperial Premium Funding, Inc. ("IP Funding"), as Servicer pursuant to the Sale and Servicing Agreement dated as of November 8, 1999 (the "Sale and Servicing Agreement") by and among AIG Credit Premium Finance Master Trust, ("Trust"), A.I. Receivables Transfer Corp., AIC, AICCO, IP Finance I, IP Finance II, IP Funding and Bank One, National Association, as trustee (the "Trustee"), do hereby certify that:

                  1. AIC, AICCO, IP Finance I, IP Finance II and IP Funding are the sole Servicer under the Sale and Servicing Agreement (together, herein referred to as the "Servicer").

                  2. The undersigned are duly authorized pursuant to the Sale and Servicing Agreement to execute and deliver this Certificate to the Indenture Trustee.

                  3. This Certificate is delivered pursuant to Section 3.05 of the Sale and Servicing Agreement.

                  4. A review of the activities of the Servicer during [the period from the Initial Closing Date until December 31, ____] [the twelve-month period ended December 31 of the calendar year immediately preceding the year in which this certificate is delivered] and of its performance under the Sale and Servicing Agreement, including any Supplement, was conducted under the supervision of the undersigned.

                  5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Sale and Servicing Agreement, including any Series Supplement, throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

                  6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Sale and Servicing Agreement, including any Series Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None."]


         IN WITNESS WHEREOF, the undersigned have duly executed this certificate this ____ day of _____________, ____.

                                       A.I. CREDIT CORP.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       AICCO, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       IMPERIAL PREMIUM FINANCE, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       IMPERIAL PREMIUM FINANCE, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                       IMPERIAL PREMIUM FUNDING, INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT E
                                             FORM OF REASSIGNMENT OF RECEIVABLES



                           REASSIGNMENT OF RECEIVABLES
                           ---------------------------

         REASSIGNMENT NO. ______ OF RECEIVABLES, dated as of ____________ ____, by and among AIG Credit Premium Finance Master Trust, as trust (the "Trust"), Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), A.I. RECEIVABLES TRANSFER CORP. (the "Seller") and Bank One, National Association, a banking association organized under the laws of the United States of America, as trustee (the "Trustee") pursuant to the Sale and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Seller, the Trust and the Indenture Trustee are parties to the Sale and Servicing Agreement, dated as of November 8, 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Sale and Servicing Agreement");

         WHEREAS, pursuant to Section 2.07 of the Sale and Servicing Agreement, the Seller wishes to remove certain Originator Receivables from the Trust (the "Removed Receivables") and to cause the Owner Trustee to reconvey such Removed Receivables from the Trust to the Seller (as each such term is defined in the Sale and Servicing Agreement), and the Indenture Trustee to release the lien of the Indenture on such Removed Receivables; and

         WHEREAS, the Owner Trustee is willing to accept such designation and to reconvey the Removed Receivables subject to the terms and conditions hereof and the Indenture Trustee is willing to release the lien of the Indenture;

         NOW, THEREFORE, the Seller, the Owner Trustee and the Indenture Trustee hereby agree as follows:

         1. Defined Terms. All terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

         "Removal Date" shall mean, with respect to the Removed Receivables designated hereby, ___________ __________.

         "Removal Notice Date" shall mean, with respect to the Removed Receivables designated hereby , _____________, _____ (which shall be a date on or before the fifth Business Day prior to the Removal Date).

         2. Designation of Removed Receivables. The Seller shall deliver to the Owner Trustee and the Indenture Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each Originator Receivable which as of the Removal Date shall be deemed to be a Removed Receivable, such Originator Receivables being identified by account number and the aggregate amount thereof as of the Removal Date. Such list shall be marked as Schedule I to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Sale and Servicing Agreement as of the Removal Date.

         3. Conveyance of Receivables. The Trust does hereby reconvey to the Seller, without recourse, representation or warranty, on and after the Removal Date, all right, title and interest of the Trust in and to the Removed Receivables designated hereby, including all Collections thereon received by the Trust after the Removal Date therefor and the Indenture Trustee hereby releases the lien of the Indenture on such Removed Receivables.

         4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust as of the Removal Date:

         (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (b) Selection Procedures. No selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Receivables designated hereby.

         5. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         6. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS SALE AND SERVICING AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO

VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         7. Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this reassignment or the Related Documents or any matter arising hereunder or thereunder.

         IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    AIG Credit Premium Finance Master Trust, as
                                    Trust

                                    By: Chase Manhattan Bank Delaware, not in
                                    its individual capacity but solely as Owner
                                    Trustee

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    A.I. RECEIVABLES TRANSFER CORP., as Seller

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    BANK ONE, NATIONAL ASSOCIATION, as Trustee


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                      Schedule I
                                                                 to Reassignment
                                                                  of Receivables
                                                                  --------------



                               REMOVED RECEIVABLES
                               -------------------

Removed Receivable                     Removal Date
------------------                     ------------

                                                                     Schedule II
                                                                 to Reassignment
                                                                  of Receivables
                                                                  --------------



                         A.I. RECEIVABLES TRANSFER CORP.

                     AIG CREDIT PREMIUM FINANCE MASTER TRUST

                              Officer's Certificate

         The undersigned, a duly authorized officer of A.I. Receivables Transfer Corp. ("ART"), hereby certifies and acknowledges on behalf of ART that to the best of the knowledge of the undersigned the following statements are true on ______________, _____ (the "Removal Date"), and acknowledges on behalf of ART that this Officer's Certificate will be relied upon by Chase Manhattan Bank Delaware, as owner trustee ("Owner Trustee"), AIG Credit Premium Finance Master Trust (the "Trust") and Bank One, National Association, as indenture trustee ("Indenture Trustee) of the Indenture of the Trust in connection with the Trust and the Indenture Trustee entering into Reassignment No. _____ of Removed Receivables, dated as of the Removal Date (the "Reassignment"), by and among ART, the Trust and the Indenture Trustee, in connection with the Sale and Servicing Agreement, dated as of November 8, 1999 (the "Sale and Servicing Agreement"), pursuant to which the Trust, the Owner Trustee, ART, as Seller, A.I. Credit Corp., AICCO, Inc., Imperial Premium Finance, Inc., a Delaware corporation, Imperial Premium Finance, Inc., a California corporation and Imperial Premium Funding, Inc., as Servicer and the Indenture Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of ART that:

         (a) Delivery of Reassignment and List of Removed Receivables. On or prior to the Removal Date, the Seller has delivered to the Owner Trustee and the Indenture Trustee the Reassignment and within five Business Days after the Removal Date the Seller shall deliver to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and aggregate amount of such Removed Receivables as of the Removal Date.

         (b) Selection Procedures. No selection procedures believed by the Seller to be materially adverse to the interests of the Noteholders were utilized in selecting the Removed Receivables to be removed from the Trust.

         (c) Consequences of Removal. In the reasonable belief of the Seller, the removal of the Removed Receivables on the Removal Date shall not: (i) cause a Pay Out Event to occur (provided that the Removed Receivables shall be considered to be removed as of the Removal Date for purposes of this subclause
(i)); (ii) cause the Trust Interest to be less than the Minimum Trust Interest on such Removal Date; or (iii) result in the failure to make any payment specified in any Series Supplement.

         (d) Ratings. Each Rating Agency was notified of the proposed removal of the Removed Receivables on or before the tenth Business Day prior to the Removal Date and the Seller has received notice prior to the Removal Date from each Rating Agency that the proposed removal will not result in a downgrade or withdrawal of its current rating of any outstanding Series of Investor Notes.

         Capitalized terms used herein and not otherwise defined are used as defined in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ______________, ____.

                                    A.I. RECEIVABLES TRANSFER CORP., as Seller

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT F



                                SUPPORT AGREEMENT
                                      among
                       AMERICAN INTERNATIONAL GROUP, INC.,


                        A.I. RECEIVABLES TRANSFER CORP.,

                               A.I. Credit Corp.,

                                  AICCO, Inc.,

                         Imperial Premium Finance, Inc.,

                         Imperial Premium Finance, Inc.,

                                       and

                         Imperial Premium Funding, Inc.

                                   ----------

         This agreement, made and entered into as of November 8, 1999 (the "Agreement"), among American International Group, Inc., a Delaware corporation ("Parent"), and A.I. Receivables Transfer Corp., a Delaware corporation ("ART"), A.I. Credit Corp., a New Hampshire corporation ("AIC"), AICCO, Inc., a California corporation ("AICCO"), Imperial Premium Finance, Inc., a Delaware corporation ("IP Finance I"), Imperial Premium Finance, Inc., a California corporation ("IP Finance II") and Imperial Premium Funding, Inc., a Delaware corporation ("IP Funding"), each an indirect wholly-owned subsidiary of the Parent (each a "Subsidiary" and collectively the "Subsidiaries").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Parent is the ultimate beneficial owner of 100% of the outstanding common stock of the Subsidiaries;

         WHEREAS, Subsidiaries simultaneously herewith are entering into the Sale and Servicing Agreement dated as of the date hereof, among AIG Credit Premium Finance Master Trust, a Delaware business trust, as issuer (the "Issuer"), Chase Manhattan Bank Delaware, as owner trustee of the Issuer, ART, as seller, Bank One, National Association, as indenture trustee (together with any successor thereto, the "Trustee"), AIC, as servicer, AICCO, as servicer, IP Finance I, as servicer, IP Finance II, as servicer, and IP Funding, as servicer, as amended or supplemented from time to time (the "Sale and Servicing Agreement"); and

         WHEREAS, Parent and Subsidiaries desire to take certain actions to enhance and maintain the financial condition of Subsidiaries as hereinafter set forth, and to guarantee the solvency of Subsidiaries by Parent, in order to enable Subsidiaries to meet their financial obligations as set forth herein;

         NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. Stock Ownership. During the term of this Agreement, Parent will be the ultimate beneficial owner of all of the voting capital stock of Subsidiaries now or hereafter issued and outstanding, and Parent will not pledge or encumber, nor will it permit to be pledged or encumbered, such capital stock of Subsidiaries.

         2. Net Worth. Parent agrees that it shall cause each Subsidiary to have at all times a positive tangible net worth of at least one dollar ($1.00), as determined in accordance with generally accepted accounting principles. Parent and Subsidiaries agree that Subsidiaries shall not file a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect.

         3. Liquidity Provision. If, during the term of this Agreement:

              (a) Any Subsidiary need funds not otherwise available to meet any of its obligations under the Sale and Servicing Agreement, (including, but not limited to, section 7.05 thereof), or

              (b) Any Subsidiary has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case any Subsidiary under the United States Bankruptcy Code, as now or hereafter in effect,

Parent shall provide any such Subsidiary funds as a loan, in a manner sufficiently timely to cause such obligations to be satisfied when due. Such loan shall bear a market rate of interest, shall be negotiated in an arm's length transaction, and otherwise shall be on such terms and conditions, including maturity, as Parent and any such Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all debt of Subsidiaries, whether or not such debt is outstanding at the time of such loan, and to all financial obligations of Subsidiaries under the Sale and Servicing Agreement, whether or not such loan or the Sale and Servicing Agreement has such express subordination provisions therein and notwithstanding anything to the contrary in such loan or the Sale and Servicing Agreement.

         4. Waivers. Parent hereby waives any set-off or counterclaim against Subsidiaries and any failure or delay on the part of Subsidiaries in asserting or enforcing any of its rights or in making any claims or demands hereunder.

         5. Termination; Amendment. Notwithstanding any provision to the contrary pursuant to this Agreement or otherwise, Parent shall have the absolute right to terminate this Agreement upon either (a) the expiration of one year plus one day after the Trust Termination Date (as defined in the Base Indenture dated as of November 8, 1999 ("Base Indenture") between the Issuer and the Trustee) or (b) the valid and enforceable assumption by Parent of each Subsidiary's obligations then outstanding or thereafter arising under the Sale and Servicing Agreement. This Agreement may be amended at any time by a written amendment signed by all parties. No amendment to this Agreement shall be effective until such time as each holder of any notes (the "Notes") issued under a Series Supplement to the Base Indenture and outstanding on the date of such amendment shall consent in writing to such amendment and each Rating Agency (as defined in the Base Indenture) shall have confirmed in writing that such amendment shall not adversely affect the then ratings of any Notes.

         6. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

         If to Parent:                      American International Group, Inc.
                                            70 Pine Street
                                            New York, New York 10270
                                            Attention:  Treasurer

         If to Subsidiaries:                (a) in the case of :

                                            A.I. Receivables Transfer Corp.
                                            160 Water Street
                                            New York, New York 10038-4922
                                            Attention: President

                                            (b) in the case of :

                                            Imperial Premium Finance, Inc.
                                            Imperial Premium Finance, Inc. and
                                            Imperial Finance Funding, Inc.
                                            15303 Ventura Blvd., Suite 1600
                                            Sherman Oaks, California 91403
                                            Attention: President

                                            (c) in the case of :

                                            A.I. Credit Corp.
                                            160 Water Street
                                            New York, New York 10038-4922
                                            Attention: President

                                            (d) in the case of :

                                            AICCO, Inc.
                                            777 South Figueroa Street
                                            Los Angeles, California 90017
                                            Attention: President

or to such other address as any party shall have specified by notice to the other parties in accordance with this Section 6.

         7. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon and insure to the mutual benefit of Parent and its successors and Subsidiaries and their successors.

         8. Governing Law. This Agreement shall be governed by the laws of the State of New York.

         9. Binding Effect. The provisions of this Agreement and the rights created hereunder shall inure solely to, and are intended solely for the benefit, of, the parties hereto and the Trustee and the Noteholders (as defined in the Base Indenture), as set forth in the Letter Agreement between Parent and the Trustee of even date herewith.

                                         AMERICAN INTERNATIONAL GROUP, INC.


                                         By:
                                            -------------------------------
                                              Name:
                                              Title:



                                         By:
                                            -------------------------------
                                              Name:
                                              Title:




                                         A.I. RECEIVABLES TRANSFER CORP.


                                         By:
                                            -------------------------------
                                              Name:
                                              Title:




                                         A.I. CREDIT CORP.


                                         By:
                                            -------------------------------
                                              Name:
                                              Title:




                                         AICCO, INC.


                                         By:
                                            -------------------------------
                                              Name:
                                              Title:

                                      IMPERIAL PREMIUM  FINANCE, INC.,
                                      a Delaware Corporation


                                      By:
                                         -------------------------------
                                         Name:
                                         Title:




                                      IMPERIAL PREMIUM  FINANCE, INC.,
                                      a California Corporation


                                      By:
                                         -------------------------------
                                         Name:
                                         Title:



                                      IMPERIAL PREMIUM FUNDING, INC.,
                                      a Delaware Corporation



                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT G


                                LETTER AGREEMENT




                                                          As of November 8, 1999



Bank One, National Association, as Trustee
1 Bank One Plaza
Suite IL1-0126
Chicago, IL  60670-0126

                              Re: Support Agreement
                                  -----------------

Dear Sirs:

         This letter shall confirm the undersigned's agreement with respect to certain matters relating to (a) the Sale and Servicing Agreement dated as of November 8, 1999, as amended or supplemented from time to time (the "Sale and Servicing Agreement"), among AIG Credit Premium Finance Master Trust, as issuer (the "Issuer"), Chase Manhattan Bank Delaware, as owner trustee of the Issuer, A.I. Receivables Transfer Corp. ("ART"), as seller, Bank One, National Association, as indenture trustee (the "Trustee"), A.I. Credit Corp. ("AIC"), as a servicer, AICCO, Inc. ("AICCO"), as a servicer, Imperial Premium Finance, Inc. ("IP Finance I"), as a servicer, Imperial Premium Finance, Inc., ("IP Finance II"), as a servicer, and Imperial Premium Funding Inc. ("IP Funding"), as a servicer and (b) the Support Agreement dated as of November 8, 1999 (the "Support Agreement") among ART, AIC, AICCO, IP Finance I, IP Finance II, IP Funding and the undersigned. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Base Indenture, dated as of November 8, 1999 ("Base Indenture") between the Issuer and the Trustee.

         In consideration of the Trustee's acquiring the Trust Estate on behalf of the Noteholders, the undersigned hereby agrees for the benefit of the Trustee on behalf of the Noteholders:

         1. The undersigned will not default in its obligations under the Support Agreement and it will not amend or terminate the Support Agreement other than in accordance with its terms.

         2. The undersigned will not amend or terminate this agreement without
(a) the prior written confirmation of each Rating Agency that such amendment or termination will not have an adverse effect on the then ratings of any of the Notes and (b) the prior written consent of each holder of Notes.

         3. If the undersigned fails to perform any of the covenants or agreements contained in this agreement, the Trustee may in its discretion proceed to protect and enforce its rights hereunder against the undersigned for the benefit of the Noteholders by appropriate judicial proceedings or by any other proper remedy.

         4. Any notice, instruction, request, consent, demand or other communication required or contemplated by this agreement shall be in writing, shall be given or made or communicated by personal delivery, by confirmed telecopier delivery or by United States first class mail, addressed as follows:

         If to the Trustee:                 Bank One, National Association
                                            1 Bank One Plaza
                                            Suite IL1-0126
                                            Chicago, IL  60670-0126
                                            Steve M. Husbands
                                            Fax No. (212) 373-1383

         If to the undersigned:             American International Group, Inc.
                                            70 Pine Street
                                            New York, New York 10270
                                            Attention:  Treasurer
                                            Fax No. (212) 785-1584

         5. The covenants and agreements herein set forth shall be binding upon the undersigned and its successors.

         6. This agreement shall be governed by the laws of the State of New
York.

                                        Very truly yours,

                                        AMERICAN INTERNATIONAL GROUP, INC.

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

         The above Letter Agreement is hereby confirmed and agreed to:

Bank One, National Association
     as Trustee

By:
   -----------------------------
   Name:
   Title:

                                                                      SCHEDULE I
                                                             LIST OF RECEIVABLES


--------------------------------------------------------------------------------

                        Deemed Incorporated by Reference

               (Delivered to the Trust electronically at closing)





                                      I-1